UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HUB GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Annual Meeting of Stockholders
Date:
May 13, 2025
Time:
at 10:00 a.m. Central Time
Place:
www.virtualshareholdermeeting.
com/HUBG2025.

YOUR VOTE
IS IMPORTANT
PLEASE VOTE EITHER BY MAIL, TELEPHONE OR OVER THE INTERNET WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE ANNUAL MEETING.
Dear Fellow Stockholder
We will hold the 2025 Annual Meeting of Stockholders of Hub Group, Inc. (the “Annual Meeting”) at 10:00 a.m. Central Time on Tuesday, May 13, 2025. Our Annual Meeting will be held via the Internet in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
As in prior years, we have again elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. The accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement describes the matters to be acted upon and is available at www.proxyvote.com and at our website www.hubgroup.com/proxy. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, also is available at those websites. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to obtain the information they need, while reducing the environmental impact of the Annual Meeting and our costs associated with the physical printing and mailing of proxy materials.
It is important that your shares be represented at the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HUBG2025, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting, although, even if you anticipate attending the Annual Meeting, we urge you to please vote your proxy either by mail, telephone or over the Internet in advance of the Annual Meeting to ensure that your shares will be represented. We hope you will participate in the Annual Meeting.
Sincerely,

Phillip D. Yeager
President, Chief Executive Officer and Vice Chairman

Notice of 2025 Annual
Meeting of
Stockholders
Date:
Tuesday, May 13, 2025
Time:
at 10:00 a.m. Central Time
Place:
www.virtualshareholdermeeting.
com/HUBG2025.

YOUR VOTE
IS IMPORTANT
Your vote is important and we encourage you to vote in advance of the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Notice, the Proxy Statement and the proxy card.
To the Stockholders of
Hub Group, Inc.
The 2025 Annual Meeting of Stockholders of Hub Group, Inc. (the “Annual Meeting”) will be held exclusively online via the Internet at 10 a.m. Central Time on Tuesday, May 13, 2025, for the following purposes:

To elect the ten nominees listed in the accompanying proxy statement to the Company’s board of directors;
To approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers;
To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ended December 31, 2025; and
To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

We plan to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders instead of paper copies of our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Notice, which is expected to be mailed to stockholders on or about April 3, 2025, contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. The Notice is not a form for voting and presents only an overview of the proxy materials.
The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/HUBG2025. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HUBG2025.
The Board of Directors has fixed the close of business on March 17, 2025, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.
By order of the Board of Directors,

Thomas P. LaFrance
Chief Legal and Human Resources Officer and Corporate Secretary
Oak Brook, Illinois
April 3, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2025
This Notice of 2025 Annual Meeting of Stockholders, our Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2024, and a form of proxy card or voting instruction form (collectively, the “Proxy Materials”) are available at www.proxyvote.com. You will need your Notice of Internet Availability (“Notice”) or proxy card to access the Proxy Materials there. A copy of our Proxy Materials also can be found on our website www.hubgroup.com/proxy.

Proxy Statement
Annual Meeting of Stockholders of the Company to be held on May 13, 2025
Solicitation, Meeting and Voting Information
Q:	What is this document?
A:
This document is the Proxy Statement of Hub Group, Inc. that is being made available to stockholders on the Internet, or sent to stockholders by mail or electronically by e-mail upon request, in connection with our Annual Meeting of stockholders to be held on Tuesday, May 13, 2025, exclusively online via the Internet (the “Annual Meeting”). A proxy card is also being furnished with this document, if you requested printed copies of the Proxy Materials. We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we always try to communicate with you clearly and effectively. We refer to Hub Group, Inc. throughout as “we,” “us,” the “Company” or “Hub Group.”

Q:	What documents constitute our “proxy materials”?
A:
The Proxy Materials include the Notice of 2025 Annual Meeting of Stockholders, the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2024, and the proxy card or voting instruction form.

Q:	What is a proxy, who is asking for it, and who is paying for the cost to solicit it?
A:	A proxy is your legal designation of another person, called a “proxy,” to vote your shares. The document that designates someone as your proxy is also called a proxy or a proxy card.

Our directors, officers, and employees are soliciting your proxy on behalf of our Board of Directors. Those persons will not receive additional payment or compensation for doing so except reimbursement for any related out-of-pocket expenses. We will, upon request, reimburse brokers, banks, custodians and similar organizations for their expenses in forwarding proxy materials to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, personal contact, email and other electronic means, advertisements and personal solicitation, or otherwise. The Company will pay the expense of any proxy solicitation. We may hire a proxy solicitation firm at standard industry rates to assist in the solicitation of proxies.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:
Pursuant to SEC rules, the Company is using the Internet as the primary means of furnishing proxy materials to stockholders again this year. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials online. Instructions on how to request a printed copy of the proxy materials also may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its Annual Meeting and the cost to the Company associated with the physical printing and mailing of materials.

Hub Group, Inc.	1	2025 Proxy Statement

Q:	Why am I receiving these materials?
A:
You received the Notice and you are receiving this document because you were one of our stockholders on March 17, 2025, the record date for the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of Hub Group stock upon certain matters at the Annual Meeting.

Q:	What if I have more than one account?
A:
Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), online at www.equiniti.com or by calling (800) 937-5449.

Q:	Who may access the virtual Annual Meeting?
A:
Only stockholders and their proxy holders will be able to access the virtual Annual Meeting. As indicated in the Notice, we will not have an in-person Annual Meeting. You will need to enter the 16-digit control number received with your proxy card or the Notice to enter the Annual Meeting via the online web portal. See “If I vote by proxy, can I still access the Annual Meeting and vote there if I choose?” below.

Q:	How many votes must be present to hold the Annual Meeting? Do abstentions and “broker non-votes” count?
A:
Our Amended and Restated Bylaws (the “Bylaws”) provide that the presence of the holders of one-third of the shares of capital stock entitled to vote at a meeting, in person or represented by proxy, will constitute a quorum at the Annual Meeting. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person. A quorum must exist to conduct any business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat have power, by a majority of the votes cast by shares represented in person or by proxy, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum is be present or represented.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Additionally, broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum only when there are “routine” matters to be voted upon. Because there is a “routine” matter to be voted upon at the Annual Meeting, broker non-votes also will be included for purposes of determining a quorum. See “What are ‘broker votes’ and ‘broker non-votes’?” below.

Q:	Who may vote at the Annual Meeting?
A:
Only stockholders of record at the close of business on March 17, 2025 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 60,691,372 shares of Class A Common Stock (each a “Class A Share”) and 574,903 shares of Class B Common Stock (each a “Class B Share,” and collectively with the Class A Shares, the “Shares”) outstanding and entitled to be voted at the Annual Meeting. Each Class A Share is entitled to one vote and each Class B Share is entitled to approximately 170 votes.

Hub Group, Inc.	2	2025 Proxy Statement

Q:	What am I voting on at the Annual Meeting?
A:	There are three proposals to be considered and voted on at the Annual Meeting:
•
To elect the ten director nominees identified in this Proxy Statement to our Board of Directors, each to serve a one-year term expiring at the earlier of the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) or upon his or her successor being elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal;

•	To approve, on an advisory (non-binding) basis, the compensation paid to our Named Executive Officers (“say-on-pay” vote);
•	To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accountants for 2025; and
We will also consider other business that properly comes before the Annual Meeting in accordance with Delaware law and our Bylaws.
Q:	What are my choices when voting on the election of the ten director nominees identified in this Proxy Statement, and what vote is needed to elect nominees to the Board of Directors?
A:
Regarding the vote on the election of the ten director nominees identified in this Proxy Statement to serve until the 2026 Annual Meeting or until his or her successor is elected and qualified or his or her earlier death, resignation, retirement, disqualification or removal, stockholders may:

•	vote “FOR” all of the director nominees;
•	vote “FOR ALL EXCEPT” specific director nominees; or
•	vote to “WITHHOLD ALL” authority to vote for all director nominees.

Directors are elected by a plurality of the votes cast by the shares represented and entitled to vote at the Annual Meeting on the election of directors. Withholding of authority to vote in the election and broker non-votes will not affect the outcome of the election, provided a quorum is present. As a result, the ten director nominees receiving the highest number of “FOR” votes will be elected as directors. For additional information, please see the section of this Proxy Statement entitled “Proposal 1: Election of Directors”.

Q:
What are my choices when voting on the advisory (non-binding) proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay”), and what vote is needed to approve the advisory say-on-pay proposal?

A:	Regarding the advisory (non-binding) proposal on the compensation paid to our Named Executive Officers, stockholders may:
•	vote “FOR” the advisory say-on-pay proposal;
•	vote “AGAINST” the advisory say-on-pay proposal; or
•	“ABSTAIN” from voting on the advisory say-on-pay proposal.

The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the say-on-pay vote. As an advisory vote, this proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For additional information, please see the section of this Proxy Statement entitled “Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation”.

Hub Group, Inc.	3	2025 Proxy Statement

Q:
What are my choices when voting on the ratification of the appointment of EY as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025, and what vote is needed to ratify their appointment?

A:	Regarding the vote on the proposal to ratify the appointment of EY as the Company’s independent registered public accountants for 2025, stockholders may:
•	vote “FOR” the ratification;
•	vote “AGAINST” the ratification; or
•	“ABSTAIN” from voting on the ratification.

The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required to approve the proposal to ratify the appointment of EY as our independent registered public accountants for 2025. For additional information, please see the section of this Proxy Statement entitled “Proposal 3: Ratification of Appointment of Auditors”.

Q:	How does the Company’s Board of Directors recommend that I vote?
A:	Please see the information included in this Proxy Statement relating to the proposals to be considered and voted on at the Annual Meeting. Our Board of Directors unanimously recommends that you vote:
•	“FOR ALL” of the ten nominees to our Board of Directors identified in this Proxy Statement;
•	“FOR” the advisory (non-binding) proposal regarding the compensation paid to our Named Executive Officers (“say-on-pay”);
•	“FOR” the ratification of the appointment of EY as our independent registered public accountants for 2025; and
Q:	How will the Class B Shares be voted at the Annual Meeting?
A:
As of March 17, 2025, members of the Yeager family, directly or by trust, own all 574,903 outstanding Class B Shares (the “Class B Stockholders”). Through their ownership of the Class B Shares, the Class B Stockholders control approximately 61.7% of the voting power on all matters presented for stockholder action. Certain Class B Stockholders (the “Class B Agreement Parties”), representing 351,748 or 61.2% of the Class B Shares and approximately 37.7% of the voting power on all matters presented for stockholder action, are parties to the DPY Stockholders’ Agreement dated February 22, 2023 (the “DPY Stockholders’ Agreement”). The Class B Agreement Parties have agreed in the DPY Stockholders’ Agreement to vote all of their Class B Shares (the “Class B Agreement Shares”) in accordance with the vote of the holders of a majority of the Class B Agreement Shares. Mr. David P. Yeager owns or controls as trustee of certain trusts 311,692 Class B Shares, representing a majority of the Class B Agreement Shares. As a result, Mr. David P. Yeager will have the power to direct the vote of all Class B Agreement Shares.

Q:	How do I vote?
A:
If your shares are registered directly in your name with our transfer agent, Equiniti, you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by Broadridge Investor Communication Solutions, Inc. (“Broadridge”). Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the Annual Meeting, please vote by (i) accessing the website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials or (iii) marking, signing and returning your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Annual Meeting.

Hub Group, Inc.	4	2025 Proxy Statement

If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”

Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?
A:
If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program provided through Broadridge that offers Internet and telephone voting options.

Q:	If I vote by proxy, can I still access the Annual Meeting and vote there if I choose?
A:
Yes. If you are a stockholder of record, the method you use to vote will not limit your right to vote at the Annual Meeting if you decide to participate. As indicated, we are hosting the Annual Meeting exclusively online at www.virtualshareholdermeeting.com/HUBG2025. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the meeting virtually. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the Annual Meeting while the polls are open. Stockholders who wish to attend the meeting should go to www.virtualshareholdermeeting.com/HUBG2025 at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of March 17, 2025. The Notice includes instructions on how to participate in the Annual Meeting and how to vote your shares by accessing the Annual Meeting via the Internet. You will need to enter the 16-digit control number received with your proxy card or Notice to enter the Annual Meeting via the online web portal.

Q:	If my shares are held in “street name” by a broker, bank or other nominee, may I still access the Annual Meeting?
A:
Yes. Beneficial owners whose stock is held for them in street name by their brokers or other nominees may also attend the meeting by going to www.virtualshareholdermeeting.com/HUBG2025 at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders as of the record date.

Q:	May I ask questions?
A:
Yes. You will be able to submit questions live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/HUBG2025, typing your question into the “Ask a Question” field, and clicking “Submit.” Only questions pertinent to matters being voted upon at the Annual Meeting will be answered during the Annual Meeting.

Q:	Is cumulative voting allowed? Do I have dissenters’ or appraisal rights?
A:	No. Cumulative voting rights are not authorized, and dissenters’ rights and rights of appraisal are not applicable to the matters being voted upon at the Annual Meeting.
Q:	What are “broker votes” and “broker non-votes”?
A:
On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the “routine” matter. For purposes of the Annual Meeting, Proposal 3 – the ratification of the appointment of EY as our independent registered public accountants for 2025 is considered a “routine” matter.

Hub Group, Inc.	5	2025 Proxy Statement

Under applicable stock exchange rules, Proposal 1 – the election of directors and Proposal 2 – the advisory (non-binding) vote on the compensation of our Named Executive Officers (“say-on-pay” vote) are considered “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Annual Meeting, if you hold your stock through a brokerage account, your brokerage firm may not vote your shares on your behalf on Proposal 1 or 2 without receiving instructions from you. When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote on Proposals 1 and 2.

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the Annual Meeting on all matters up for consideration.

Q:	What if I abstain from voting?
A:
You have the option to “ABSTAIN” from voting with respect to Proposal 2 – the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say-on-pay”) and Proposal 3 –the ratification of the appointment of EY as the Company’s independent registered public accountants for 2025. Abstentions with respect to these proposals are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the same effect as a vote against these proposals.

Q:	May I revoke my proxy after I have delivered my proxy?
A:
Yes. You may revoke your proxy at any time before the polls close by submitting a subsequent proxy with a later date by using the Internet, by telephone or by mail or by sending our Corporate Secretary a written revocation. Your proxy also will be considered revoked if you attend the Annual Meeting and vote via the virtual portal. If your shares are held in “street name” by a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote during the Annual Meeting.

Q:
How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:
Our Board of Directors has named Phillip D. Yeager, our President, Chief Executive Officer and Vice Chairman, and Thomas P. LaFrance, our Executive Vice President, Chief Legal and Human Resources Officer, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting as you direct.

IF YOU SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE TELEPHONE OR INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE SHARES WILL BE VOTED “FOR ALL” OF THE PERSONS NAMED HEREIN AS DIRECTORS; “FOR” THE PROPOSAL REGARDING AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”); AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2025.

Q:	Who will count the votes?
A:
A representative of Broadridge has been appointed as an inspector of elections for the Annual Meeting. That person will tabulate votes cast by proxy or during the Annual Meeting as well as determine whether a quorum is present.

Hub Group, Inc.	6	2025 Proxy Statement

Q:	Where can I find voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting (a copy of which will be available on the “Investors—Financial Information—SEC Filings” page of our website, www.hubgroup.com). If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?
A:
You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “PROPOSAL 1: ELECTION OF DIRECTORS – Can stockholders recommend or nominate directors?” and “STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING” for more details.

The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2025 Annual Meeting of Stockholders enclosed herewith. However, if other matters do come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of a majority of votes cast by shares represented in person or by proxy and entitled to vote at such Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Amended Certificate of Incorporation (the “Charter”), Bylaws or applicable law.

Q:	Whom should I contact with questions about the Annual Meeting?
A:
If you have any questions about this Proxy Statement or the Annual Meeting, please contact Thomas P. LaFrance, our Executive Vice President, Chief Legal and Human Resources Officer, at 2001 Hub Group Way, Oak Brook, Illinois 60523 or by telephone at (630) 271-3600.

Q:	What information is available on the Internet?
A:
A copy of this Notice of Annual Meeting, our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, and the proxy card or voting instructions are available for download free of charge at www.proxyvote.com.

Additionally, our website address is www.hubgroup.com, which is used to distribute important Company information. At the “Investors—Financial Information—SEC Filings” page of our website we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after they are electronically filed with the SEC.

Information from our website is not incorporated by reference into this Proxy Statement.

Hub Group, Inc.	7	2025 Proxy Statement

Special Note Regarding Forward-Looking Statements
Statements in this Proxy Statement that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. Further information on the risks that may affect Hub Group’s business is included in filings it makes with the SEC from time to time, including those discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Hub Group assumes no obligation to update any such forward-looking statements.

Hub Group, Inc.	8	2025 Proxy Statement

Proposal 1
Election of Directors
What is the structure of the Board of Directors?
Our Charter requires that our Board of Directors consist of 3 to 12 members, with the actual number set by the Board. The Board size is currently ten. Directors are elected by our stockholders on an annual basis.
How are directors identified and nominated?
Directors may be nominated by the Board of Directors or by stockholders as described below under “Can stockholders recommend or nominate directors?” The Nominating and Governance Committee is responsible for identifying, evaluating and recommending qualified director candidates, including the director slate to be presented to stockholders at the Annual Meeting, to our Board, which makes the ultimate election or nomination determination, as applicable. The Nominating and Governance Committee seeks to identify candidates who will provide a mix of professional and personal characteristics to complement those already existing on the Board and contribute to the Board’s effectiveness. The Nominating and Governance Committee may use a variety of methods to identify potential director candidates, such as recommendations by our directors, management, stockholders or third-party search firms. Neither the Company nor the Nominating and Governance Committee currently utilizes the services of any search firm to identify or assist in identifying or evaluating potential nominees.
VOTE
The Board of Directors unanimously recommends a vote
FOR the election of each of the 10 director nominees named in this proxy statement.

Hub Group, Inc.	9	2025 Proxy Statement

Board Skills Matrix
	Leadership	Industry Experience	Corporate Strategy	Financial Expertise
David P. Yeager	X	X	X
Phillip D. Yeager	X	X	X
Peter B. McNitt	X		X	X
Mary H. Boosalis	X		X
Lisa Dykstra	X		X
Michael E. Flannery	X	X	X	X
James C. Kenny	X		X
Jenell R. Ross	X		X
Martin P. Slark	X		X	X
Gary Yablon		X	X	X

How are nominees evaluated; what are the threshold qualifications?
The Nominating and Governance Committee is charged with recommending to our Board only those candidates that it believes are qualified to serve as Board members consistent with the criteria for selection of new directors adopted from time to time by the Board.
In determining a candidate’s suitability for consideration for membership on the Board, the Nominating and Governance Committee reviews all proposed nominees for the Board, including those proposed by stockholders, in accordance with the mandate contained in its charter. The Nominating and Governance Committee assesses a candidate’s independence, background, and experience, as well as our current Board’s skill needs. With respect to incumbent directors considered for re-election, the Nominating and Governance Committee also assesses each director’s meeting attendance record and suitability for continued service. In addition, the Nominating and Governance Committee determines whether nominees are in a position to devote an adequate amount of time to the effective performance of director duties and possess the following threshold characteristics: informed judgment, integrity and accountability, record of achievement, understanding of the Company’s business or other related industries, a constructive approach, commitment, the ability to consult with and advise management, and such other factors as the Nominating and Governance Committee determines are relevant considering the needs of the Board of Directors and the Company. The Nominating and Governance Committee recommends candidates, including those submitted by stockholders, only if it believes a candidate’s knowledge, experience, and expertise would strengthen the Board and that the candidate is committed to representing the long-term interests of all Hub Group stockholders.
Who are the nominees this year?
All nominees for election as directors at the Annual Meeting were nominated by the Board of Directors for election by stockholders at the Annual Meeting upon the recommendation of the Nominating and Governance Committee. Our nominees consist of the ten incumbent directors who were elected at the 2024 annual meeting of stockholders. Our Board believes that each of the nominees can devote an adequate amount of time to the effective performance of director duties and possesses all of the threshold qualifications identified above.
If elected, each nominee would hold office until the 2026 Annual Meeting or until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Hub Group, Inc.	10	2025 Proxy Statement

The following lists the nominees, their ages at the date of this proxy statement, and the calendar year in which they first became a director, along with their biographies and the specific experience, qualifications, attributes or skills that led the Board to conclude that each nominee should serve as a member of our Board of Directors.

David P. Yeager Age: 72 Committees: None
David P. Yeager was appointed Executive Chairman of the Board effective January 1, 2023. Mr. David P. Yeager served as the Company’s Chairman of the Board since November 2008 and served as Chief Executive Officer of the Company from March 1995 until December 31, 2022. Mr. David P. Yeager was Vice Chairman of the Board from March 1995 through November 2008. From October 1985 through December 1991, Mr. David P. Yeager was President of our predecessor, Hub Chicago. From 1983 to October 1985, he served as Vice President, Marketing of Hub Chicago. Mr. David P. Yeager started working for the Company in 1975. Mr. David P. Yeager received a Masters in Business Administration degree from the University of Chicago and a Bachelor of Arts degree from the University of Dayton. Mr. David P. Yeager is the father of Mr. Phillip D. Yeager.

Mr. David p. Yeager formerly served as the Chair of the University of Dayton Board of Trustees. He has been an employee of the Company for over 50 years and in that time has helped grow the Company from a small family business into the APPROXIMATELY $4 billion enterprise it is today. Mr. david p. Yeager has experience in all aspects of the business, including acting as founder and President of both the Pittsburgh Hub (1975) and the St. Louis Hub (1980). Mr. david p. Yeager’s industry experience and Company knowledge make him uniquely suited to serve as our Chairman of the Board.

Phillip D. Yeager Age: 38 Committees: None
Phillip D. Yeager was appointed as a director of the Company effective January 1, 2023, in connection with his assumption of the role of President and Chief Executive Officer on January 1, 2023, and he was elected Vice Chairman of the Board of Directors in February 2024. Prior to this appointment, Mr. Phillip D. Yeager served as President and Chief Operating Officer since July 2019, and as Chief Commercial Officer overseeing Intermodal and Truck Brokerage operations as well as sales, pricing, solutions and account management since January 2018. Mr. Phillip D. Yeager formerly held the role of Executive Vice President, Account Management and Intermodal Operations since January 2016 after serving as Vice President of Account Management and Business Development from February 2014 to January 2016. Mr. Phillip D. Yeager joined the Company in 2011 as the Director of Strategy and Acquisitions. Prior to joining the Company, Mr. Phillip D. Yeager served as Assistant Vice President of Commercial Banking at BMO Harris Bank, and as an investment banking analyst for Lazard Freres & Co. Mr. Phillip D. Yeager earned his Bachelor of Arts degree from Trinity College and a Master of Business Administration degree from the University of Chicago Booth School of Business. Mr. Phillip D. Yeager is the son of David P. Yeager.

Mr. Phillip D. Yeager’s deep knowledge of many aspects of the Company’s operations, having served in a wide variety of roles and serving now as VICE CHAIRMAN, President and Chief Executive Officer, brings to the Board a critical operational and strategic perspective in support of its oversight obligations.

Hub Group, Inc.	11	2025 Proxy Statement

Peter B. McNitt Age: 70 Committees: Audit Compensation Nominating and Governance
Peter B. McNitt has served as a director of the Company since May 2017 and as our Lead Independent Director since November 2019. Mr. McNitt, currently retired, most recently served as Vice Chair of BMO Harris until December 2018. Prior to this position, Mr. McNitt held many leadership roles within BMO Harris, including Senior Vice President and Head of the Emerging Majors Midwest, Executive Vice President of U.S. Corporate Banking, Executive Managing Director of U.S. Investment Banking, and Vice Chair of Business Banking. Mr. McNitt currently serves as a director of Old Republic International Corporation (Insurance), where he is a member of the audit committee and compensation committee. He is a graduate of Amherst College and has attended Northwestern University’s Graduate School of Management and the Graduate School of Credit and Finance at Stanford University.

As a director, Mr. McNitt brings over 40 years of financial expertise assessing corporate strategies, financial performance, management succession and risk, as well a great deal of public company board experience. In addition to his role as our Lead Director, Mr. McNitt utilizes his financial expertise as A MEMBER OF our Audit Committee.

Mary H. Boosalis Age: 70 Committees: Audit Compensation Nominating and Governance (Chair)
Mary H. Boosalis has served as a director of the Company since May 2018. From 2017 to 2022, she served as President and CEO of Premier Health, the largest health system in southwest Ohio. Ms. Boosalis served as President of Premier Health and as Executive Vice President and Chief Operating Officer for the organization from 2013 to 2017. Ms. Boosalis joined the health system in 1986, progressively expanding her leadership roles, including five years as President and CEO of Miami Valley Hospital.

Ms. Boosalis is a past diplomat of the American College of Healthcare Executives, a member of the Ohio Hospital Association Board, and a member of the Greater Dayton Area Hospital Association Board. She is the immediate past Chair of the University of Dayton Board of Trustees. Additionally, she has been a member of the Dayton Chamber of Commerce Board, the Dayton Business Committee, the Dayton Development Committee, the Dayton Minority Inclusion Committee and the Learn to Earn Board. She is also on the advisory board for the Department of Dermatology at Johns Hopkins University and a senior consultant with McKinsey and Company, a national consulting firm. Ms. Boosalis has been named to the Top 10 Women list by the Dayton Daily News, as an Ohio Most Powerful and Influential Woman by the Ohio Diversity Council, and as a Woman of Influence by the Dayton YWCA. In 2022, Ms. Boosalis was recognized as the Dayton Business Person of the Year. Ms. Boosalis earned a Bachelor’s degree in Nursing, magna cum laude, from California State University at Fresno and a Master’s degree in Health Services Administration, magna cum laude, from Arizona State University.

In her capacity as Chief Executive Officer of Premier Health, Ms. Boosalis has gained valuable executive experience in all aspects of business. Having served on numerous civic committees and boards, Ms. Boosalis is able to advise best practices across different industries, INCLUDING AS CHAIR OF THE Nominating and governance COMMITTEE.

Hub Group, Inc.	12	2025 Proxy Statement

Lisa Dykstra Age: 54 Committees: Audit Compensation Nominating and Governance
Lisa Dykstra has served as a director of the Company since May 2022. Ms. Dykstra serves as the CIO Strategic Advisor for The College of Healthcare Information Management Executives (CHIME). Prior to this role, Ms. Dykstra held the position of Senior Vice President and Chief Information Officer for Ann & Robert H. Lurie Children’s Hospital from 2015 to 2024. She has spent much of her nearly thirty-year information technology career in leadership positions at the country’s top academic medical centers, including the University of Chicago Medicine, Rush University Medical Center, and Northwestern Memorial Hospital. Ms. Dykstra’s career focus is to drive healthcare delivery transformation and value, including through applications, digital health, information and cyber security, and technology programs. She is an award-winning CIO, being named Enterprise CIO of the Year 2019 and winning a Chicago Orbie award. She is actively involved on several community and industry boards, including Erie Family Health, the InspireCIO/Chicago CIO Leadership Association and the College of Healthcare Information Management Executives. Ms. Dykstra has served on the American Heart Association — Go Red For Women Board since 2016. She received a Bachelor of Arts in Communications from DePaul University.

Ms. Dykstra’s experience leading technology and information systems at some of the country’s leading hospitalS adds to the Board substantial expertise and knowledge in information technology, INCLUDING ARTIFICIAL INTELLIGENCE, privacy, data governance and cybersecurity, which are critical to the Company’s competitive advantage, growth initiatives, and risk management.

Hub Group, Inc.	13	2025 Proxy Statement

Michael E. Flannery Age: 65 Committees: Audit Compensation Nominating and Governance
Michael E. Flannery has served as a director of the Company since April 2022. Since April 2024, Mr. Flannery is Senior Advisor of Duchossois Capital Management (“DCM”) following his retirement as the Chief Executive Officer, where he led the firm and oversaw its execution of its various investment strategies, a position he held since May 2017. Mr. Flannery was appointed President and Managing Director of DCM at the time of its creation in November 2013. Mr. Flannery also served for fifteen years as the Chief Financial Officer of The Duchossois Group, an affiliate of DCM. Earlier in his career, Mr. Flannery served as the Chief Executive Officer of Trinity Rail Group, LLC, a leading designer and manufacturer of rail cars for the North American and European markets, as Vice Chairman of Thrall Car, a predecessor company to Trinity Rail, and as Chief Administrative Officer of The Duchossois Group. Mr. Flannery began his career as a lawyer with the Chicago firm of Burke, Griffin, Chomicz and Wienke and served as Corporate Counsel for Cummins Inc. Mr. Flannery received his Bachelor of Science degree in Finance from the University of Illinois in Champaign, Illinois and his J.D. cum laude from Indiana University Maurer School of Law in Bloomington, Indiana.

Mr. Flannery is a member of the Board of Directors of The Chamberlain Group, Inc., Maritz, Inc., Energy Distribution Partners, Walbec Group, the Board of Trustees at the Field Museum, and the Board of Visitors for the Indiana University Maurer School of Law. He is also a member of the Young Presidents’ Organization, the Chief Executives Organization, the Economic Club of Chicago, and the Commercial Club of Chicago.

Mr. Flannery’s extensive experience in executive roles across multiple sectors (including rail), his financial acumen, and experience with mergers and acquisitions make him well qualified to be a member of the Company’s Board of Directors. Based on his understanding of corporate investments, strategic planning, and operations, Mr. Flannery is well positioned to be able to provide valuable insights to the Company.

Hub Group, Inc.	14	2025 Proxy Statement

James C. Kenny Age: 71 Committees: Audit Compensation (Chair) Nominating and Governance
James C. Kenny has served as a director of the Company since May 2016. Currently retired, Mr. Kenny has served as a director of Kenny Industries, LLC, since 2006. From 2011 until April 2020, Mr. Kenny served as a director of Kerry Group, a public company traded on the London and Dublin stock exchanges. Mr. Kenny served as a member of Kerry Group’s nominating and compensation committees and was Chair of the committee to select a new chairman of the Kerry Group during his time as a director.

Mr. Kenny served as Executive Vice President and Director of Kenny Construction Company from 1994 until the company was sold in 2012. He also served as President of Kenny Management Services from 2006 to 2012. Kenny Construction Company, founded in 1927, was involved in building projects across the United States and Kenny Management Services oversaw large, complex construction projects such as the Chicago Midway Airport expansion and the Chicago Bears’ stadium renovation. From 2003 until 2006, Mr. Kenny served as United States Ambassador to Ireland. Mr. Kenny received his Bachelor of Science degree in Business Administration from Bradley University.

Mr. Kenny has more than three decades of business experience, as well as three years of diplomatic experience serving as an ambassador. He has extensive experience running a family business and serving on its board. As a director, he has been involved in acquisition strategy, succession planning, labor relations and governance. He also has excellent knowledge of politics and a large network, both locally and nationally. Mr. Kenny brings a unique blend of experiences to the Board, INCLUDING AS CHAIR OF THE CompENSATION COMMITTEE.

Hub Group, Inc.	15	2025 Proxy Statement

Jenell R. Ross Age: 55 Committees: Audit Compensation Nominating and Governance
Jenell R. Ross has served as a director of the Company since May 2020. Ms. Ross is the President of the Bob Ross Auto Group in Centerville, Ohio, a position she has held since 1997. Today, the dealership includes three franchises – Buick, GMC and Mercedes-Benz. The company’s Mercedes-Benz dealership was the first African-American owned Mercedes-Benz dealership in the world. Ms. Ross is the sole second-generation African-American female automobile dealer in the country. Under her leadership, the Bob Ross franchises have continued to rank as leaders in Buick, GMC and Mercedes-Benz sales and customer service.

Ms. Ross is an active member of her community, having served on the boards of numerous foundations and community service organizations. She currently is an Emeritus Trustee of the University of Dayton Board of Trustees and previously was the Chair of the Board of Directors of the Federal Reserve Board of Cleveland (Cincinnati branch). Additionally, she serves as a Board Member for the Minority Business Partnership through the Dayton Chamber of Commerce. She has previously served on the Ohio Motor Vehicle Dealers Board and as Chair (2013) of the American International Automobile Dealers Association, a dealer-led organization representing more than 10,000 automobile dealer franchises. Ms. Ross has been recognized with numerous awards with respect to business achievements and public service. She earned a Bachelor’s degree from Emory University in Atlanta, Georgia.

In her capacity as President of the Bob Ross Auto Group and her participation in other related groups, Ms. Ross has gained valuable executive and leadership experience in all aspects of business. Having served on numerous civic committees and boards, Ms. Ross is able to advise on best practices across different industries. Having served governmental agencies, she also is able to advise on interactions with regulators and governmental bodies.

Martin P. Slark Age: 70 Committees: Audit Compensation Nominating and Governance
Martin P. Slark has served as a director of the Company since February 1996 and served as our Lead Independent Director from November 2016 until November 2019. Mr. Slark was most recently employed by Molex Incorporated (“Molex”), a manufacturer of electronic, electrical and fiber optic interconnection products and systems, serving as its Chief Executive Officer from 2005 until his retirement in November 2018. Mr. Slark is a director of Liberty Mutual Holding Company, Inc. and Northern Trust Corporation. Mr. Slark is a Companion of the British Institute of Management and received a Masters in Business Administration degree from the University of East London and a Post-Graduate Diploma in Management Studies from Portsmouth University.

As a former Chief Executive Officer of a multi-national company, Mr. Slark has extensive experience running a large organization. Mr. Slark worked for Molex for over 40 years in Europe, Asia and the United States. Mr. Slark’s leadership skills, experience with strategic planning and contacts have been a significant benefit to the Board.

Hub Group, Inc.	16	2025 Proxy Statement

Gary Yablon Age: 62 Committees: Audit (Chair) Compensation Nominating and Governance
Gary Yablon has served as a director of the Company since May 2022. From 2022 to 2025, Mr. Yablon was Senior Managing Director at 22V Advisors, a financial advisory services firm counseling family office organizations regarding public and private investing. Prior to that, Mr. Yablon served as a Managing Partner at Impala Asset Management, an investment management firm, from 2004 to 2022. Mr. Yablon’s investment expertise includes securities analysis and portfolio management across industries with a focus on global transportation/industrials and logistics. Prior to Impala Asset Management, he was a Managing Director at Credit Suisse First Boston responsible for all freight transportation and logistics equity research. Earlier in his career, Mr. Yablon worked at Schroder Wertheim as a Managing Director overseeing transportation related equity research and at Oppenheimer & Co. Inc. Mr. Yablon was recognized by Institutional Investor Magazine as the number one transportation analyst in one or more of the Railroads, Trucking, Airfreight, or Ground Transportation sectors for eight years in a row. In 2010, he was named to the Institutional Investor Hall of Fame. Mr. Yablon received a Bachelor of Arts in Political Science from Emory University and a Masters in Business Administration from New York University.

Mr. Yablon brings extensive industry knowledge to the Board, having formerly served as an analyst covering the transportation and logistics sectors, which provides critical support to the Board’s oversight and direction of the Company’s strategy and performance. Mr. Yablon’s long career in the financial sector also brings to the Board a keen sense of investor relations and adds to the Board’s ability to oversee the Company’s financial performance and reporting, INCLUDING AS CHAIR OF THE AUDIT COMMITTEE.

Can stockholders recommend or nominate directors?
Yes. Stockholders may recommend candidates to our Nominating and Governance Committee by providing the same information within the same deadlines required for nominating candidates pursuant to the advance notice provisions in our Bylaws discussed below. Our Nominating and Governance Committee will consider such candidates and apply the same evaluation criteria to them as it applies to other director candidates.
Whether recommending a candidate to our Nominating and Governance Committee or nominating a director for election by stockholders, timely written notice must be given and received by our Corporate Secretary at 2001 Hub Group Way, Oak Brook, Illinois 60523, either by personal delivery or by United States mail, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (between February 12, 2026 and March 14, 2026, in the case of the 2026 Annual Meeting), provided, however, that if the meeting date is advanced more than 30 days or delayed more than 60 days from the first anniversary of the prior year’s annual meeting, timely written notice must be given and received by our Corporate Secretary not more than 90 days prior to such annual meeting and not later than the close of business on the later of (1) the 60th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth those items as required by our Bylaws. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than March 14, 2026.

Hub Group, Inc.	17	2025 Proxy Statement

You should consult our Bylaws, posted on the “Investor—Corporate Governance” page of our website, www.hubgroup.com, for more detailed information regarding the process summarized above. No stockholder nominees have been submitted for this year’s annual meeting.
What if a nominee is unwilling or unable to serve?
We do not expect that any of the nominees will be unavailable for election, but if such a situation should arise, the persons designated as proxies on the proxy card are authorized to vote in accordance with their best judgment for such substitute person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.
Are there any family relationships between any of the directors, executive officers or nominees?
Yes – Executive Chairman David P. Yeager’s son, Phillip D. Yeager, serves as our President, Chief Executive Officer and Vice Chairman.

Hub Group, Inc.	18	2025 Proxy Statement

Corporate Governance
What governance practices are in place to promote effective independent Board leadership?
The Board of Directors has adopted several governance practices to promote effective independent Board leadership, such as:
Lead Independent Director
Our Corporate Governance Guidelines provide that if the Chairman is an employee director, then the Board may select a Lead Independent Director from among the independent directors based on the recommendation of the Nominating and Governance Committee. The Company is led by Phillip D. Yeager, who has served in the roles of director and President and Chief Executive Officer since January 1, 2023, and Vice Chairman of the Board of Directors since February 2024. Additionally, David P. Yeager, Phillip D. Yeager’s father, serves as Executive Chairman of the Board of Directors and served as Chief Executive Officer from 1995 until December 31, 2022. The Board of Directors believes that the service of Phillip D. Yeager and David P. Yeager is in the best interest of our Company and its stockholders because this leadership structure has promoted continuity of leadership, promotes a unified vision for our Company, strengthens the ability of the CEO to develop and implement strategic initiatives and facilitates our Board’s efficient and effective functioning. Recognizing the importance of having a strong independent board leadership structure to ensure accountability, Mr. McNitt has been designated by the Board as our Lead Independent Director. The Board believes having a Lead Independent Director is a valuable component of our Board structure and facilitates the effective performance of the Board in its role providing governance and independent oversight.
Committee Structure, Annual Effectiveness Evaluations and Board Succession Planning
The Board of Directors believes that it and its three standing Board Committees provide an appropriate framework for overseeing the Company’s management and operations and strike a sound balance with appropriate oversight. The Board and each standing committee annually perform effectiveness evaluations using a process approved by the Nominating and Governance Committee. In addition, directors are asked to provide candid feedback on individual Board members to the Chairperson of the Nominating and Governance Committee or the Chairman of the Board, who then meet to discuss individual director performance and succession considerations and any necessary follow-up actions. The Board is collegial and all Board members are well engaged in their responsibilities. All Board members express their views and are open to the opinions expressed by other directors.
Regularly Scheduled Independent Director Sessions
The Company’s non-management directors regularly meet in executive session, typically in conjunction with Board meetings. Mr. McNitt, as Lead Independent Director, presides over all executive sessions of the non-management independent directors.
Annual Executive Chairman and CEO Performance Evaluations
Each year, the Compensation Committee meets to evaluate the Executive Chairman’s and Chief Executive Officer’s performance prior to making compensation decisions relative to the CEO. All independent directors, including the Lead Independent Director, are invited to provide input into this discussion.

Hub Group, Inc.	19	2025 Proxy Statement

What is the Board’s role in risk oversight?
The Board of Directors, as a whole and at the committee level, is ultimately responsible for overseeing risk management at the Company. The Board has delegated certain of its risk oversight responsibilities to its committees, as described below. Each committee regularly reports to the Board regarding its risk management activities.
•
The Board has delegated to the Compensation Committee responsibility for oversight of risks relating to human and social capital matters, including our employee compensation plans, policies, and programs.

•
The Board has delegated to the Audit Committee various risk management responsibilities related to the financial, internal control, environmental, cybersecurity (including artificial intelligence) and litigation risks of the Company. The Board has also charged the Audit Committee with the responsibility for undertaking periodic comprehensive risk review, which includes a review of the steps taken by the Company to mitigate key risks identified by management. Any issues that arise from this discussion are then reviewed with the entire Board as necessary.

•	The Board has delegated to the Nominating and Governance Committee oversight of managing the risks related to succession planning and governance matters.
The risk oversight function is also supported by our Executive Chairman and our Chief Executive Officer, whose industry leadership, tenure and experience provide a deep understanding of the risks that the Company faces. Collectively, these processes are intended to provide the Board of Directors as a whole with an in-depth understanding of risks faced by the Company. The Board of Directors believes that this division of risk management responsibilities among the Executive Chairman and Chief Executive Officer, each of whom has an integral role in our risk management processes, together with the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and an experienced senior management team, effectively addresses the material risks facing Hub Group. Our Board further believes that our leadership structure, described above, supports the risk oversight function of the Board as it allows our independent directors, through the three fully independent Board committees and in executive sessions of independent directors, to exercise effective oversight of management’s actions in identifying risks and implementing effective risk management policies and controls.
What functions are performed by the Audit, Compensation, and Nominating and Governance Committees?
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each with a Board-adopted written charter available on the “Investors—Corporate Governance” page of our website, www.hubgroup.com. Current information regarding these committees is set forth below. In addition to the functions outlined below, each such committee performs an annual effectiveness evaluation and periodically reviews and reassesses its charter.

Hub Group, Inc.	20	2025 Proxy Statement

Name of Committee and Members	Committee Functions
AUDIT
Mr. Yablon (Chair) Ms. Boosalis Ms. Dykstra Mr. Flannery Mr. Kenny Mr. McNitt Ms. Ross Mr. Slark
•
Selects the independent auditor
•
Annually evaluates the independent auditor’s qualifications, performance, and independence, as well as the lead audit partner; periodically considers the advisability of audit firm rotation; discusses the nature, scope and rigor of the audit process; and reviews the annual report on the independent auditor’s internal quality control procedures and any material issues raised by its most recent review of internal quality controls
•
Pre-approves audit engagement fees and terms and all permitted non-audit services and fees, and discusses the audit scope and any audit problems or difficulties
•
Discusses the annual audited and quarterly unaudited financial statements with management and the independent auditor
•
Reviews with management and auditors the quality and adequacy of our internal control over financial reporting and establishes procedures for receipt, retention and treatment of complaints regarding accounting or internal controls
•
Discusses the types of information to be disclosed in earnings press releases
•
Resposible for the process by which risk assessment and risk management are undertaken
•
Oversees risk management responsibilities related to the financial, internal control, environmental, cybersecurity (including artificial intelligence) and litigation risks of the Company
•
Reviews internal audit activities, projects and budget
•
Discusses with our Chief Legal and Human Resources Officer legal matters having an impact on financial statements
•
Furnishes the committee report required in our proxy statement

COMPENSATION
Mr. Kenny (Chair) Mr. McNitt Ms. Boosalis Ms. Dykstra Mr. Flannery Ms. Ross Mr. Slark Mr. Yablon
•
Reviews and approves corporate goals and objectives relevant to CEO compensation
•
Determines executive officer compensation (including CEO and Executive Chairman compensation) and recommends Board compensation for Board approval
•
Oversees risks relating to human and social capital matters and overall compensation philosophy and principles
•
Establishes short-term and long-term incentive compensation programs for executive officers
•
Oversees stock ownership guidelines and holding requirements for Board members and executive officers
•
Reviews and discusses disclosure regarding executive compensation, including Compensation Discussion and Analysis and compensation tables (in addition to preparing the report on executive compensation for our proxy statement)
•
Selects and determines fees and scope of work of its compensation consultant
•
Oversees and evaluates the independence of its compensation consultant and other advisors
•
Administers the Company’s Compensation Clawback Policy

NOMINATING AND GOVERNANCE
Ms. Boosalis (Chair) Mr. McNitt Ms. Dykstra Mr. Flannery Mr. Kenny Ms. Ross Mr. Slark Mr. Yablon
•
Develops and recommends criteria for selecting new directors
•
Identifies, screens and recommends to our Board individuals qualified to serve on our Board
•
Recommends Board committee structure and membership, including the recommendation of a lead independent director
•
Oversees the risks related to succession planning and governance matters
•
Develops, recommends and annually assesses Corporate Governance Guidelines and corporate governance practices and makes recommendations for changes to the Board
•
Oversees the process governing annual Board, committee and director effectiveness evaluations

Does Hub Group have an audit committee financial expert serving on its Audit Committee?
Yes. Our Board has determined that Messrs Flannery, McNitt, and Yablon are each an “audit committee financial expert” as that term is defined in the regulations promulgated under the Exchange Act. Additionally, the Board has determined that all members of the Audit Committee are able to read and understand fundamental financial statements within the meaning of Nasdaq’s Audit Committee requirements. The SEC has determined that designation as an audit committee financial expert will not cause a person to be deemed to be an “expert” for any purpose.

Hub Group, Inc.	21	2025 Proxy Statement

How often did the Board and its committees meet in 2024?
During 2024, our Board met five times, our Audit Committee met eight times, our Compensation Committee met two times, and our Nominating and Governance Committee met one time. During 2024, each director attended at least 75% of the total of all meetings of the Board and the committees on which he or she served during the period for which he or she was a director and a member of each applicable committee.
What is Hub Group’s policy regarding Board member attendance at the Annual Meeting?
The Company encourages each member of the Board of Directors to attend each annual meeting of stockholders unless attendance is not feasible due to unavoidable circumstances. This year, because we are again holding the Annual Meeting virtually, no directors will be present in person but all are encouraged to access the Annual Meeting via the Internet. All persons serving as Board members at the time accessed the Company’s 2024 virtual annual meeting of stockholders.
Does Hub Group have a management succession plan?
Yes. Our Board of Directors ensures that a formalized process governs long-term management development and succession. Our Board formally reviews our management succession plan at least annually. Our comprehensive program encompasses not only our CEO but also other executive officers. The program focuses on key succession elements, including identification of potential successors for positions when it has been determined that internal succession is appropriate, together with an assessment of each potential successor’s level of readiness.
Are there share ownership guidelines and holding requirements for Board members and senior officers?
Yes. Details of our share ownership guidelines and holding requirements for Board members and senior officers are included in the Hub Group, Inc. Stock Ownership Guidelines. See “Director Compensation” and “Executive Compensation – Compensation Discussion and Analysis—Stock Ownership Guidelines” for more information on such ownership guidelines and holding requirements. Administrative details pertaining to these matters are established by the Compensation Committee.
Does the Company have a policy regarding hedging and pledging of Hub Group securities and insider trading?
Yes – our Insider Trading Policy prohibits Board members and executive officers from engaging in hedging transactions involving Hub Group securities, including forward sale or purchase contracts, equity swaps, collars or exchange funds. We view such transactions as speculative in nature and, therefore, creating the appearance that the transaction is based on material non-public information. We have also adopted a policy prohibiting pledging of Hub Group securities by Board members and executive officers. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. A copy of the Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
How can I communicate with the Board of Directors?
Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Corporate Secretary at the address set forth in this Proxy Statement and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. Each stockholder communication intended for the Board of Directors and received by the Corporate Secretary which is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures.

Hub Group, Inc.	22	2025 Proxy Statement

Where can I find more information about Hub Group’s corporate governance practices?
Our governance-related information is posted on www.hubgroup.com under “Investors—Corporate Governance,” including our Charter, Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, the charter of each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, and the name of our lead independent director. This information is also available in print to any stockholder who sends a written request to: Investor Relations, Hub Group, Inc. 2001 Hub Group Way, Oak Brook, Illinois 60523.

Hub Group, Inc.	23	2025 Proxy Statement

Director Compensation
The following table and text summarizes the compensation earned by or paid to each person who served as a non-employee member of our Board of Directors during all or any part of 2024. David P. Yeager and Phillip D. Yeager were not separately compensated for their service on the Board, and their executive compensation is discussed under “Executive Compensation” below. In addition, we reimburse directors for certain fees and expenses incurred in connection with continuing education seminars and for travel and expenses related to Hub Group business.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Mary H. Boosalis	$100,000	$200,089	$300,089
Lisa Dykstra	$100,000	$200,089	$300,089
Michael E. Flannery(2)	$100,000	$200,089	$300,089
James C. Kenny	$100,000	$200,089	$300,089
Peter B. McNitt	$100,000	$200,089	$300,089
Jenell R. Ross	$100,000	$200,089	$300,089
Martin P. Slark	$100,000	$200,089	$300,089
Gary. Yablon(3)	$100,000	$200,089	$300,089

1.
Represents the aggregate grant date fair value of restricted stock awards in 2024 in accordance with FASB ASC Topic 718. All share and per share amounts have been revised to give effect to the two-for-one stock split that was announced by the Company on January 4, 2024.

2.	Mr. Flannery elected to defer 50% of his fees under the Company’s nonqualified deferred compensation plan.
3.	Mr. Yablon elected to defer 50% of his fees under the Company’s nonqualified deferred compensation plan.
Directors who are not our employees and served on our Board of Directors for an entire year receive an annual cash retainer of $100,000 (payable in quarterly installments) plus a restricted stock award of restricted Class A Shares with a targeted value on the date of grant of $200,000. These restricted stock awards vest after one year. The forms and amounts of director compensation outlined above were recommended by the Compensation Committee, and approved by the Board, after taking into account market data and recommendations of the Compensation Committee’s compensation consultant.
To directly align the interests of our non-employee directors with the interests of the stockholders, our Board has adopted stock ownership guidelines that require each non-employee director to maintain a minimum ownership interest in the Company. The current ownership guideline requires that a director acquire and maintain shares with a value of at least three times his or her annual cash retainer within five years of election to the Board. Until reaching the ownership target, non-employee directors must retain a minimum of 25% of the stock granted to them in any one year. As of December 31, 2024, all directors are in compliance with these ownership guidelines.

Hub Group, Inc.	24	2025 Proxy Statement

Director Independence
Is Hub Group subject to the Nasdaq governance rules regarding director independence?
The Board of Directors has determined that the Company is a “controlled company” as that term is defined by Nasdaq since the members of the Yeager family, pursuant to their ownership of Class A Shares and all outstanding Class B Shares, control approximately 61.7% of the voting power of the Company as of March 17, 2025. Under Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance standards, including:
•	the requirement our Board include a majority of independent directors;
•	the requirement that we have a compensation committee of independent directors; and
•	the requirement that director nominees be selected by either a majority of a company’s independent directors or by a committee composed entirely of independent directors.
Despite this exemption, as a matter of good governance, we have determined that a substantial majority of our directors should satisfy the independence requirements set forth in Nasdaq’s listing standards and that our Compensation Committee and Nominating and Governance Committee also should consist solely of independent directors. The Nasdaq listing standards define specific relationships that disqualify directors from being independent and further require that the Board affirmatively determine that a director has no material relationship with Hub Group in order to be considered “independent.” The SEC’s rules and Nasdaq’s listing standards contain separate definitions of independence for members of audit committees and compensation committees, respectively.
We are also subject to the Nasdaq and SEC rules that require full independence of our Audit Committee as well as the requirement for regular executive sessions by the independent directors. As a result, our Audit Committee is entirely comprised of independent directors.
How does the Board of Directors determine director independence?
The Board of Directors determines the independence of each director and director nominee in accordance with the elements of independence set forth in the Nasdaq listing standards and SEC rules. The Board first considers whether any director or nominee has a relationship covered by the Nasdaq listing standards that would prohibit an independence finding for Board or committee purposes. Any director who has a material relationship with Hub Group or its management is not considered to be independent. A copy of our existing guidelines for determining director independence, included in our Corporate Governance Guidelines, is available on the Investors – Corporate Governance page of our website, www.hubgroup.com.
Are all of the directors and nominees independent?
Our Executive Chairman, David P. Yeager, and our President, Chief Executive Officer and Vice Chairman, Phillip D. Yeager, are our only non-independent directors. Our Board has affirmatively determined that eight of our ten director nominees, namely Mses. Boosalis, Dykstra, and Ross and Messrs. Flannery, Kenny, McNitt, Slark, and Yablon, are independent under Nasdaq listing standards. Our Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and the Company regarding each director’s business and personal activities as they may relate to the Company, its management and/or its independent registered public accounting firm. The Board also has determined that each person who currently serves or who served in 2024 on the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee meets or met, as applicable, the Nasdaq independence requirements for membership on those committees and, as to the Audit Committee, SEC rules.

Hub Group, Inc.	25	2025 Proxy Statement

In reaching the determination that Mr. Slark is independent, the Board considered that Mr. Slark’s son, David Slark, has been employed by the Company since 2017 and currently serves as Vice President, Insurance and Risk Management, a non-executive officer position, as described in more detail under “Transactions with Management and Others.” Mr. Slark, although a member of the Compensation Committee which approves decisions pertaining to his son’s compensation, does not participate in discussions that involve his son’s compensation or in his performance evaluations. David Slark’s cash compensation and equity awards also are approved by the Audit Committee (again with Mr. Slark not participating) pursuant to our related-party transactions approval policy.

Hub Group, Inc.	26	2025 Proxy Statement

Transactions with Management
and Others
Does the Board of Directors have a related-party transactions approval policy?
Yes. Our Related Person Transaction Policy governs the review, approval and ratification of transactions involving the Company and related persons. Related persons include our executive officers, directors, director nominees, 5% or greater stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the Company’s Chief Legal and Human Resources Officer is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Chief Legal and Human Resources Officer then assesses whether the proposed transaction is a related person transaction for purposes of the policy and SEC rules. If the Chief Legal and Human Resources Officer determines that the proposed transaction is a related person transaction for such purposes, the proposed transaction is then submitted to the Audit Committee for its consideration; except for related parties who are employees, which process is described below. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event a person involved with, or connected to, the proposed transaction is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee participates in any review, consideration or approval of any related person transaction with respect to which such member or any of his immediate family members is the related person. The Audit Committee then makes a recommendation to the Board. The Board approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Board. If the Company becomes aware of a related person transaction that has not been previously approved or ratified by the Board or the Audit Committee, a similar process is undertaken by the Board and the Audit Committee to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The Chief Legal and Human Resources Officer may also develop, implement and maintain from time-to-time certain administrative procedures to ensure the effectiveness of this policy. A copy of our Related Person Transaction Policy is available on the “Investors—Corporate Governance” page of our website, www.hubgroup.com.
What related-party transactions existed in 2024 or are planned for 2025?
In accordance with the Company’s Related Person Transaction Policy, all compensation in excess of $120,000 paid to related party employees is reviewed and approved by the Compensation Committee. Matthew Yeager, the son of David P. Yeager and brother of Phillip D. Yeager, serves as Executive Vice President, Procurement. David Slark, the son of Martin Slark, serves as Vice President, Insurance and Risk Management. Each of Messrs. Matthew Yeager and Slark earned in excess of $120,000 in salary and bonuses for 2024. Each individual’s compensation is comparable to other employees with equivalent qualifications, experience and responsibilities at the Company. All compensation for the foregoing individuals was approved by our Compensation Committee, with Mr. Martin Slark not participating in the discussions with respect to the compensation of his son, David Slark.

Hub Group, Inc.	27	2025 Proxy Statement

Delinquent Section 16(a) Reports
Based solely upon our review of the Forms 3, 4 and 5 filed pursuant to Section 16(a) of the Exchange Act, as amended, during (or with respect to) our most recent fiscal year and written representations from our officers and directors that no other reports were required, we believe that all of our directors, officers and beneficial owners of more than 10% of the Company’s common stock have filed all such reports on a timely basis during 2024.

Hub Group, Inc.	28	2025 Proxy Statement

Executive Compensation
This section provides details of compensation during 2024 for our “Named Executive Officers”: David P. Yeager (Executive Chairman), Phillip D. Yeager (President, Chief Executive Officer and Vice Chairman), Kevin Beth (Executive Vice President, Chief Financial Officer and Treasurer), Brian D. Alexander (Former Executive Vice President, Chief Operating Officer), and Thomas P. LaFrance (Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary).
Compensation Discussion and Analysis
Overview of Compensation Program
Our Compensation Committee has the responsibility for determining the compensation that is paid or awarded to our Company’s executive officers (for purposes of this proxy statement, the term “executive officer” means the senior leadership of the Company, including those officers subject to the reporting and liability provisions of the Securities and Exchange Act of 1934 (“Section 16 Officers”) and Named Executive Officers). Our Compensation Committee consists of the eight current independent members of the Board. Our Compensation Committee strives to ensure that the total compensation paid to our executive officers is fair, reasonable, competitive and drives behavior that increases stockholder value over the long term.
Compensation Best Practices
We strive to align our executives’ interests with those of our stockholders and to follow sound corporate governance practices. We believe our compensation program strikes the appropriate balance between using responsible pay practices and appropriately incentivizing our executives to create value for our stockholders. This balance is evidenced by the following:

Compensation Practice	Hub Group Policy
Pay for performance
A meaningful part of executive compensation is performance based, including our annual cash incentive, which is based on diluted earnings per share (“EPS”) for our Executive Chairman and our President, Chief Executive Officer and Vice Chairman, and based on a combination of EPS and personal goals for all other executives, and our long-term incentive, which is based on the Company’s earnings before interest, income tax, depreciation and amortization (“EBITDA”) as a percentage of gross margin. Annual restricted stock grants to executive officers are fifty percent performance-based and fifty percent time-based.

Robust stock ownership guidelines and holding requirements
Our stock ownership guidelines and holding requirements create further alignment with stockholders’ long-term interests. See “Director Compensation” and “Executive Compensation – Compensation Discussion and Analysis—Stock Ownership Guidelines”.

No employment agreements	We have no employment, severance or golden parachute agreements with any of our Named Executive Officers and therefore, no excise tax gross-ups.
Multi-year vesting period for restricted stock awards	Time-based restricted stock awards and performance-based restricted stock awards generally have a five- and three-year vesting period, respectively.
No hedging or pledging Hub Group securities as part of our policy against insider trading
Our Insider Trading Policy prohibits executive officers and directors from engaging in hedging or pledging transactions involving our stock and requires compliance with insider trading laws, rules and regulations and Nasdaq listing standards. See “Corporate Governance – Does the Company have a policy regarding hedging and pledging of Hub Group securities and insider trading?”.

Tax gross-ups	We do not provide tax gross-up payments except in connection with annual physicals that Section 16 Officers may receive.
No repricing underwater stock options without stockholder approval	Our equity incentive plan prohibits repricing underwater stock options, reducing the exercise price of stock options or replacing awards with cash or another award type, without stockholder approval.
Annual compensation risk assessment	At least annually, our Compensation Committee assesses the risk of our compensation program.

Hub Group, Inc.	29	2025 Proxy Statement

Compensation Practice	Hub Group Policy
Clawback Policy
In compliance with SEC and Nasdaq rules, we adopted a clawback policy that applies to our current and former Section 16 executive officers that requires recoupment of unearned performance-based compensation in the event of a financial restatement. The policy also provides for discretionary compensation recoupment that applies to Hub senior employees, including Section 16 executive officers, in the event of a financial restatement taking into account the culpability of any such person and whether such acts or omissions constituted misconduct.

Compensation Philosophy and Objectives
Our Company’s compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with industry standards and attract and retain outstanding executives. We seek to incentivize our executives through both short-term and long-term awards, with a goal of rewarding superior Company performance. Our ultimate objective is to improve stockholder value.
Our Compensation Committee evaluates both performance and compensation to ensure that our Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, our Compensation Committee believes executive compensation packages provided to our executives should include both cash and stock-based compensation that reward performance as measured against pre-established goals.
Role of Executive Officers in Compensation Decisions
Our Compensation Committee, with input and recommendations from our Executive Chairman and our Chief Executive Officer, makes all compensation decisions for the executive officers and approves, if deemed appropriate, recommendations of equity awards to all executive officers of the Company. However, our Executive Chairman and our Chief Executive Officer do not play any role in the Compensation Committee’s determination of their own compensation. Our Executive Chairman and our Chief Executive Officer annually review the performance of the executive officers. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual stock and cash award amounts, are presented to the Compensation Committee. Our Compensation Committee can exercise its discretion in modifying any recommended adjustments of stock or cash awards to executives.
Setting Executive Compensation
Based on the foregoing objectives, our Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.
Compensation Consultant. To help the Company achieve its compensation objectives, our Compensation Committee engaged Aon’s Talent Solutions practice (“Aon”) as its independent compensation consultant for 2024. The consultant’s role is to advise our Compensation Committee on all executive compensation matters. The Compensation Committee asked the consultant to provide relevant market data and evaluate the Company’s total compensation system relative to the compensation systems employed by comparable companies in the transportation industry and the overall U.S. industrial market. The consultant provides an additional measure of assurance that the Company’s executive compensation program is a reasonable and appropriate means to achieve our objectives.

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Market Benchmarking. A benchmark group of publicly traded companies in the transportation industry is chosen based on comparable revenue, market capitalization and number of employees. The peer group is used annually by our Compensation Committee to ensure that Hub Group’s compensation programs offer competitive total compensation opportunities and reflect best practices in compensation plan design. For 2024, the companies comprising the “Compensation Peer Group” were:

ArcBest Corporation	Old Dominion Freight Line, Inc.
Forward Air, Inc.	Ryder System, Inc.
GXO Logistics, Inc.	RXO Inc.
JB Hunt Transportation Services, Inc.	Saia, Inc.
Knight-Swift Transportation Holdings, Inc.	Schneider National, Inc.
Landstar Systems, Inc.	Werner Enterprises, Inc.

In addition, information on annual base salary increases and compensation data for the U.S. general industrial markets is provided by Aon.
The Company’s Executive Chairman and Chief Executive Officer develop pay recommendations for the Company’s executives based on (i) market data, (ii) each executive’s individual performance and functional responsibilities and (iii) Company performance, both financial and non-financial. Our Compensation Committee, with the advice of its independent compensation consultant, reviews and, if appropriate, approves these pay recommendations. Our Compensation Committee also sets the base salary and incentive opportunities for the Company’s Executive Chairman and Chief Executive Officer based on (i) the aforementioned market data, (ii) each of the Executive Chairman’s and Chief Executive Officer’s individual performance and responsibilities and (iii) Company performance, both financial and non-financial.
Our Compensation Committee generally seeks to set the base salary for executive officers at a competitive level compared to similarly situated executives according to survey data from Aon’s database (the “Aon survey”). Our Compensation Committee also considers, on a secondary basis, the executive compensation disclosure included in the proxy statements of the companies comprising the Compensation Peer Group. Variations to this objective do occur as dictated by the experience level of the individual, personal performance and market factors.
There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, our Compensation Committee reviews information provided by our compensation consultant to determine the appropriate level and mix of incentive compensation. Pay for such incentive compensation is awarded as a result of the performance of the Company or the individual, depending on the type of award, compared to pre-established goals.
2024 Advisory Vote on Executive Compensation
Hub Group’s stockholders overwhelmingly approved the Company’s 2023 compensation for named executive officers with over 98% of the votes cast.
Our Compensation Committee reviewed the results of the 2024 stockholder advisory vote on the Company’s 2023 compensation for named executive officers and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since nearly all our stockholders voting at the 2024 annual meeting approved the Company’s 2023 compensation for named executive officers, the Compensation Committee did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote. Our Compensation Committee will continue to review and consider the results of the stockholder advisory vote on Named Executive Officer compensation and may make changes based on that review.

Hub Group, Inc.	31	2025 Proxy Statement

2024 Executive Compensation Components
The Company’s executive compensation program has three main components--base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.
Base Salary. To attract and retain qualified executives, base salary is provided to our executive officers. The base salary is determined based on position and responsibility using competitive criteria. During its review of base salaries for the executives, our Compensation Committee primarily considers (i) market data provided by our outside consultants, (ii) an internal review of the executive’s compensation, both individually and relative to other officers, and (iii) individual performance of the executive. Salary levels are typically reviewed annually as part of our annual performance review process as well as upon a promotion or other change in job responsibilities. Increases are based on increases in the cost of living, individual performance and market data. For 2024, the Compensation Committee provided salary increases of 13.3% for Mr. Phillip D. Yeager, 32.9% for Mr. Beth (in connection with his promotion to Executive Vice President, Chief Financial Officer and Treasurer), 4.8% for Mr. Alexander, and 15.0% for Mr. LaFrance (in connection with his promotion to Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary). Mr. David P. Yeager’s salary was unchanged in 2024.
Annual Cash Incentive. The Company’s annual cash incentive recognizes and rewards executives for taking actions that build the value of the Company and generate competitive total returns for stockholders. Our annual cash incentive is determined with the assistance of the Aon survey referred to above. For 2024, the value of Mr. David P. Yeager’s target award was 100% of his annual base salary, Mr. Phillip D. Yeager’s target award was 125% of his annual base salary, Mr. Beth’s target award was 60% of his annual base salary, Mr. Alexander’s target award was 80% of his annual base salary, and Mr. LaFrance’s target award was 70% of his annual base salary. This incentive is based solely on diluted earnings per share (“EPS”) for Mr. David P. Yeager and Mr. Phillip D. Yeager. For our other executive officers, this incentive is based on a combination of EPS (80%) and on individual performance compared against certain pre-determined personal goals (20%). The personal goals vary by officer. For 2024, the personal goals for officers responsible for each of our service lines were generally tied to specific financial metrics for the service line managed by the executive. For our other executives, the personal goals were generally tied to specific objectives within their area of responsibility. The personal goals are generally set at a level that is believed to be achievable with superior personal performance.
Each year, our Compensation Committee sets an EPS target, which the Compensation Committee may adjust from time to time during the year to take into account certain items deemed by the Compensation Committee to be unusual or non-operating in nature and the impact of any share repurchase program. Once the year is completed, Hub Group’s earnings per share (which may be on an adjusted basis as approved by the Compensation Committee) is then compared against the EPS target. If the EPS target is not met, but the threshold EPS target is met or exceeded, we generally pay a reduced incentive based on a sliding scale between threshold and target. If the threshold target is not met, we generally do not pay any cash incentive related to the EPS or personal goals. Similarly, our executives can earn up to 200% of their EPS target incentive if we substantially exceed our EPS target, with the incentive being paid based on a sliding scale between target and the maximum level EPS target. For 2024, the Compensation Committee set the threshold EPS target at approximately $1.68 to receive any portion of the EPS cash incentive, the full value EPS target at approximately $2.13 and the maximum level EPS target at approximately $2.58. For 2024 our actual adjusted EPS was $1.91, which resulted in a payout based on EPS of 52%.
Long-Term Equity Incentives. The Company’s Long-Term Equity Incentive (“LTI”) Program serves to reward executive performance that successfully executes the Company’s long-term business strategy and builds stockholder value. The LTI Program allows awards of options and stock appreciation rights, time and performance based restricted stock and performance awards. The LTI Program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company through grants of Class A Shares. The Company adopted the Hub Group, Inc. 2022 Long-Term Incentive Plan in connection with its LTI Program.

Hub Group, Inc.	32	2025 Proxy Statement

The Company has historically made an annual grant of restricted stock to its executive officers on or around January 2, and we do not time the grant of equity compensation in relation to the disclosure of material nonpublic information. Our Compensation Committee reviews management’s recommendation and approves restricted stock awards for each Section 16 Officer. Our restricted stock grants for Section 16 Officers typically vest ratably, once per year, over five years and, beginning in 2018, consisted of a performance-based restricted stock grant in addition to time-based restricted stock grant. That program of restricted stock grants continued in 2024 (the “2024 LTI Awards”) when the Compensation Committee granted the restricted awards to executives in January 2024.
For the 2024 LTI Awards, the Compensation Committee first established the long-term incentive target opportunity for each executive in the LTI Program. The target value was a target number of restricted shares for the individual awards. The 2024 LTI Awards consisted of 50% performance-based restricted stock vesting upon the third anniversary of the grant date and 50% time-based restricted stock vesting ratably, once per year, over a five-year period, subject to the executive’s continued employment. There are no other metrics tied to vesting of these time-based awards. The Compensation Committee has the discretion to accelerate the vesting of these awards.
For all participants, vesting of the performance-based 2024 LTI Awards is tied to achievement of the Company’s earnings before interest, income tax, depreciation and amortization (“EBITDA”) as a percentage of gross margin for the three-year period ending December 31, 2026.
The Compensation Committee sets threshold (0%), target (100%), and maximum (200%) levels for this performance measure under each of the 2024 LTI Awards. The levels were designed such that the underlying performance-based shares will not vest if we do not at least achieve the minimum level (threshold) of performance. Vesting at target level requires us to fully meet our performance expectations and full vesting at the maximum level requires a high level of performance. Forfeiture or grant of additional shares at performance levels between threshold, target and maximum is determined based on straight-line interpolation, with steps, for these shares.
The performance shares will vest and be released to the awardee if and only to the extent the Compensation Committee certifies that the performance levels for the awards have been satisfied.
There are significant assumptions built into the achievement levels described above for the 2024 LTI Awards. The Compensation Committee retains discretion to adjust the achievement levels when market conditions or other events (such as acquisitions or divestitures) occur during the performance period that were not anticipated in the design of the awards at grant.
Vesting of 2022 LTI Awards. In 2022, certain senior Company executives received grants of performance-based restricted stock for the three-year performance period ending on December 31, 2024, using EBITDA as a percentage of gross margin as the performance metric.

Hub Group, Inc.	33	2025 Proxy Statement

The performance criteria for the 2022 LTI Award is set forth in the table below, with payouts interpolated if performance falls below the measures below.

EBITDA as a % of Gross Margin	Payout Level
45.0% or less	0%
46.0%	20%
47.0%	40%
48.0%	60%
59.0%	80%
50.0%	100%
51.2%	120%
52.4%	140%
53.6%	160%
54.8%	180%
56.0%	200%

The Company’s actual results for EBITDA as a percent of gross margin for 2022 LTI Awards exceeded 56.0%, which resulted in a payout equal to 200%. The resulting share amounts earned by our Named Executive Officers are set forth in the table below. The 2022 LTI Awards were vested and paid out on January 2, 2025.

Named Executive Officer	Shares Earned in settlement of Performance- Based Restricted Stock (#)
David P. Yeager	52,232
Phillip D. Yeager	37,988
Kevin Beth	8,312
Brian D. Alexander	8,312
Thomas P. LaFrance	13,060

Perquisites and Other Compensation
The Company provides executive officers with perquisites and other personal benefits that the Company and our Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.
All of our Named Executive Officers have the opportunity to participate in our 401(k) plan and receive matching funds up to the federally allowed maximum match. We provide life insurance to all of our Named Executive Officers valued at one times each executive’s annual base salary, subject to a $150,000 limit. The Company also maintains the non-qualified deferred compensation

Hub Group, Inc.	34	2025 Proxy Statement

plan (“DCP”) and provides a matching contribution to participants. The Company makes available to its executive officers an annual executive physical at a local hospital in which the Company pays the taxes associated with this benefit. The Company allows personal use of its fractional aircraft interests by certain executive officers with approval by the Chief Executive Officer. Our executives must reimburse the Company for their personal use of our fractional aircraft interests at the Standard Industry Fare Level plus either 20% or 30%, depending on the aircraft.
Retirement and Other Benefits
Pension Benefits
We do not provide pension arrangements or subsidized post-retirement health coverage for our executives or employees.
Non-qualified Deferred Compensation
Our executive officers, in addition to certain other key managerial employees, are entitled to participate in the DCP. Pursuant to this plan, eligible employees can defer certain compensation on a pre-tax basis. The DCP is discussed in further detail below under the heading “2024 Nonqualified Deferred Compensation.”
Other Post-Employment Payments
All of our executive officers are employees-at-will and as such do not have employment contracts with us. Certain payments will be made upon a termination or change in control. These payments are discussed in further detail below under the heading “Potential Payouts upon Termination or Change in Control” below.
Stock Ownership Guidelines
To directly align the interests of executive officers with the interests of the stockholders, our Board adopted a policy that requires each executive officer to acquire and maintain a minimum ownership interest in the Company. Each executive officer, other than the Chief Executive Officer, must own Class A Shares (including unvested restricted stock awards) with a value of at least two times his or her base annual salary. The Chief Executive Officer must own Shares with a value of at least three times his base salary. Each executive officer has five years to meet this requirement. Until they do, executive officers must retain a minimum of 25% of the stock granted to them in any one year. As of December 31, 2024, all Named Executive Officers were in compliance with these guidelines.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s deduction for individual compensation over $1 million paid in any taxable year to each of the persons that meet the definition of a covered employee under Section 162(m). For 2024, covered employees include anyone who was a covered employee for any taxable year beginning after December 31, 2016, anyone who held the position of CEO or Chief Financial Officer (“CFO”) at any time during the fiscal year and the three most highly compensated employees who acted as executive officers (other than as CEO or CFO) at any time during the fiscal year.
Section 274 of the Code limits the Company’s deduction for expenses allocated to certain personal use of its fractional aircraft interests. For 2024, such expenses, less amounts reimbursed to the Company, were not deductible for federal income tax purposes.
The Compensation Committee continues to view the tax deductibility of executive compensation as one of many factors to be considered in the context of its overall compensation philosophy and therefore reserves the right to approve compensation that may not be deductible in situations it deems appropriate. The Compensation Committee also considers the accounting treatment of the cash and equity awards that it grants and maintains.

Hub Group, Inc.	35	2025 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K and based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.
This report has been furnished by the Compensation Committee of the Board of Directors:
James C. Kenny, Chairman
Mary H. Boosalis
Lisa Dykstra
Michael E. Flannery
Peter B. McNitt
Jenell R. Ross
Martin P. Slark
Gary Yablon
The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Hub Group filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Hub Group specifically incorporates this report by reference therein.

Hub Group, Inc.	36	2025 Proxy Statement

2024 Summary Compensation Table
The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company paid or awarded during 2024, 2023 and 2022 to our Named Executive Officers. We have omitted from this table the columns for “Bonus”, “Option Awards” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because they are inapplicable.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David P. Yeager Executive Chairman	2024	$725,000	$1,700,349	$377,000	$207,300	$3,009,649
	2023	$725,000	$1,631,294	—	$309,344	$2,665,638
	2022	$950,000	$2,200,000	$2,375,000	$296,094	$5,821,094
Phillip D. Yeager President, CEO and Vice Chairman	2024	$850,000	$2,400,342	$552,500	$161,608	$3,964,450
	2023	$750,000	$1,762,611	—	$96,663	$2,609,274
	2022	$632,500	$1,600,000	$1,265,000	$134,458	$3,631,958
Kevin Beth(5) EVP, Chief Financial and Treasurer	2024	$425,000	$550,177	$118,830	$23,323	$1,117,330
Brian D. Alexander(6) Former EVP, Chief Operating Officer	2024	$485,000	$600,177	$161,408	$29,893	$1,276,478
	2023	$462,702	$500,151	—	$24,004	$986,857
Thomas P. LaFrance EVP, Chief Legal and Human Resources Officer and Corporate Secretary	2024	$572,010	$550,177	$175,892	$10,573	$1,308,651
	2023	$475,860	$650,126	—	$10,123	$1,136,109
	2022	$453,200	$550,000	$407,880	$19,077	$1,430,157

1.
Includes any compensation contributed to our 401(k) Plan and deferred under our DCP. The amounts of the 2024 salary deferrals under the DCP are included in the Nonqualified Deferred Compensation Table.

2.
For 2024, represents the aggregate grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718. The values of the performance-based awards assuming that the highest level of performance conditions will be achieved for 2024 are as follows:

	Year 2024
	Time-based	Performance-based
D. Yeager	$850,174	$1,700,349
P. Yeager	$1,200,171	$2,400,342
K. Beth	$275,089	$550,177
B. Alexander	$300,088	$600,177
T. LaFrance	$275,089	$550,177

3.	Represents the annual cash incentives paid to our Named Executive Officers.

Hub Group, Inc.	37	2025 Proxy Statement

4.	The following table indicates the components of “All Other Compensation” for each of our Named Executive Officers during 2024:

Name	401(k) Match	Life Insurance	DCP Match	Executive Physical	Personal Aircraft Usage*
D. Yeager	$10,350	$223	—	$5,927	$190,800
P. Yeager	$10,350	$223	$17,000	—	$134,035
K. Beth	$10,350	$223	$12,750	—	—
B. Alexander	$10,350	$223	$14,550	$4,770	—
T. LaFrance	$10,350	$223	—	—	—

*
Personal use of our fractional aircraft interests is subject to the Company’s Perquisites Policy and requires approval by the Chief Executive Officer. Our executives must reimburse the Company for their personal use of our fractional aircraft interests at the Standard Industry Fare Level plus either 20% or 30% depending on the aircraft. We value the personal use of our fractional aircraft interests as the difference between the amount paid by the executive to the Company for use of the plane and the aggregate incremental cost of using the plane. The incremental cost includes the hourly flight fee, all fuel charges, overnight fees, on-board catering, landing fees, parking fees, certain taxes and passenger ground transportation. We do not include in incremental costs the fixed costs that do not change based on personal usage, such as monthly management fees or the purchase or lease costs of our fractional aircraft interests. Personal aircraft use by the Yeager family is reimbursed by Mr. David Yeager and Mr. Phillip Yeager.

5.	Mr. Beth became a Named Executed Officer in 2024.
6.	Mr. Alexander became a Named Executive Officer in 2023 and his role as EVP, Chief Operating Officer ended as of 2024.

Hub Group, Inc.	38	2025 Proxy Statement

2024 Grants of Plan-Based Awards
The table below also shows information regarding annual bonus and equity awards made to our Named Executive Officers during 2024. We have omitted from this table the columns for “All Other Option Awards” and “Exercise or Base Price of Option Awards” because they are inapplicable. All share and per share amounts have been revised to give effect to the two-for-one stock split that was announced by the Company on January 4, 2024.

			Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. Yeager	RSA(2)	1/2/24	—	—	—	—	—	—	18,636	$850,174
	PA(3)	1/2/24	—	—	—	—	18,636	37,272		$850,174
	ACI(4)		—	$725,000	$1,450,000	—	—	—	—	—
P. Yeager	RSA(2)	1/2/24	—	—	—	—	—	—	26,308	$1,200,171
	PA(3)	1/2/24	—	—	—	—	26,308	52,616		$1,200,171
	ACI(4)		—	$1,062,500	$2,125,000	—	—	—	—	—
K. Beth	RSA(2)	1/2/24	—	—	—	—	—	—	6,030	$275,089
	PA(3)	1/2/24	—	—	—	—	6,030	12,060		$275,089
	ACI(4)		—	$255,000	$459,000	—	—	—	—	—
B. Alexander	RSA(2)	1/2/24	—	—	—	—	—	—	6,578	$300,088
	PA(3)	1/2/24	—	—	—	—	6,578	13,156		$300,088
	ACI(4)		—	$388,000	$698,400	—	—	—	—	—
T. LaFrance	RSA(2)	1/2/24	—	—	—	—	—	—	6,030	$275,089
	PA(3)	1/2/24	—	—	—	—	6,030	12,060		$275,089
	ACI(4)		—	$400,407	$760,773	—	—	—	—	—

1.	Type of Awards are – Restricted Stock Award (RSA); Performance Award (PA); and Annual Cash Incentive (ACI).
2.	Restricted stock that vests ratably annually on the date of grant, typically over five years, subject to the participant’s continued service to the Company through the applicable vesting date.
3.
Performance awards that vest after a three-year performance period. Payout is based upon a three-year average of the ratio of EBITDA as a percent of gross margin. The maximum payout of these awards would be achieved if EBITDA as a percent of gross margin meets or exceeds the 200% level metric as determined by the Compensation Committee. However, because three-year performance results currently are undeterminable, these awards could continue to result in payouts of between 0 and the maximum amounts. Target shares denote a 100% payout; and maximum shares denote a 200% payout.

4.
Our annual cash incentive is determined with the assistance of advice from Aon. This incentive is based solely on EPS for our Executive Chairman and Chief Executive Officer. For our other Named Executive Officers, 80% of this incentive is based on EPS and 20% is based on individual performance compared against certain predetermined personal goals.

Hub Group, Inc.	39	2025 Proxy Statement

Narrative Description for Summary Compensation and Grants of Plan-Based Awards Tables
Short-Term Incentives
A summary of the Company’s Annual Incentive Plan is set forth above under the heading, “Annual Cash Incentive.”
Long-Term Incentives
As part of the annual long-term incentive compensation package, our Compensation Committee grants restricted Class A Shares to our Named Executive Officers. Generally, these awards are based on merit and typically vest over three or five years. The Company has historically made an annual grant of time-based restricted stock to its Named Executive Officers and, since 2018 performance-based restricted stock has also been part of the long-term incentive. Our Compensation Committee reviews management’s recommendation and approves the restricted stock awards for each Named Executive Officer. These restricted shares are entitled to dividends, if any, to the same extent as ordinary shares, but the dividends are restricted to the same extent as the underlying security. Once the restricted stock vests, any dividends paid on that stock also vest.
Agreements with our Named Executive Officers
We do not have employment agreements with our Named Executive Officers.
Outstanding Equity Awards at 2024 Fiscal Year-End
The table below sets forth information regarding equity awards granted and held by our Named Executive Officers as of the end of fiscal year 2024. We have omitted from this table the columns relating to “Option Awards” because they are inapplicable.

	Stock awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
D. Yeager	18,636(2)	$830,420	32,799(3)	$1,461,539
	16,416(4)	$731,497	41,044(5)	$1,828,921
	15,668(6)	$698,166	52,232(7)	$2,327,458
	16,000(8)	$712,960
	8,000(9)	$356,480

Hub Group, Inc.	40	2025 Proxy Statement

	Stock awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
P. Yeager	26,308(2)	$1,172,284	46,302(3)	$2,063,221
	17,738(4)	$790,405	44,348(5)	$1,976,147
	11,394(6)	$507,717	37,988(7)	$1,692,745
	8,000(8)	$356,480
	3,200(9)	$142,592
K. Beth	6,030(2)	$268,697	10,613(3)	$472,906
	5,694(4) (10)	$253,725	10,068(5)	$448,630
	2,492(6)	$111,044	8,312(7)	$370,383
	1,600(8)	$71,296
	1,218(9)	$54,274
B. Alexander	6,578(2)	$293,116	11,577(3)	$515,884
	5,032(4)	$224,226	12,584(5)	$560,743
	2,492(6)	$111,044	8,312(7)	$370,383
	2,104(8)	$93,754
	1,142(9)	$50,888
T. LaFrance	6,030(2)	$268,697	10,613(3)	$472,906
	7,204(4)(10)	$321,010	13,840(5)	$616,710
	3,918(6)	$174,586	13,060(7)	$581,954

1.	Computed by multiplying the number of shares by $44.56, which was the closing market price of one Class A Share on December 31, 2024, as reported by Nasdaq.
2.	Restricted stock remaining from a grant made on January 2, 2024, that vests ratably annually on the date of grant over five years.
3.
Performance award remaining from grant made on January 2, 2024, that are subject to a three-year vesting performance period. The number of shares reported assumes a 176% payout of the performance award based on performance to date between the target and below the maximum threshold.

4.	Restricted stock remaining from a grant made on January 2, 2023, that vests ratably annually on the date of grant over five years.
5.
Performance awards remaining from a grant made on January 2, 2023, that are subject to a three-year vesting performance period. The number of shares reported assumes a 200% payout of the performance award based on performance to date above the maximum threshold.

6.	Restricted stock remaining from a grant made on January 2, 2022, that vests ratably annually on the date of grant over five years.

Hub Group, Inc.	41	2025 Proxy Statement

7.
Performance awards remaining from a grant made on January 2, 2022, that are subject to a three-year vesting performance period. The number of shares reported assumes a 200% payout of the performance award based on performance to date above the maximum threshold. The performance awards paid out at 200% on January 2, 2025.

8.	Restricted stock remaining from a grant made on January 2, 2021, that vests ratably annually on the date of grant over five years.
9.	Restricted stock remaining from a grant made on January 2, 2020, that vests ratably annually on the date of grant over five years.
10.	Restricted stock remaining from a grant made on July 16, 2023, that vests ratably annually on the date of the grant over three years.
2024 Option Exercises and Stock Vested
The table below sets forth information regarding awards that vested for our Named Executive Officers during 2024. We have omitted from this table the columns relating to “Option Awards” because they are inapplicable. All share and per share amounts have been revised to give effect to the two-for-one stock split that was announced by the Company on January 4, 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2)
D. Yeager	113,330	$5,170,115
P. Yeager	57,836	$2,638,478
K. Beth	14,660	$668,313
B. Alexander	18,170	$828,915
T. LaFrance	13,524	$633,099

1.	Represents the gross number of shares acquired upon vesting of restricted stock, without deduction for shares that may have been withheld to satisfy applicable tax withholding obligations.
2.
Computed by multiplying the number of shares by the closing market price of one Class A Share on the vesting date as reported by Nasdaq. The vesting date for all the shares reported was January 2, 2024, except as follows: K. Beth (894 shares vested on February 22, 2024, and 834 shares vested on July 16, 2024) and T. LaFrance (834 shares vested on July 16, 2024, and 10,000 shares vested on September 1, 2024).

2024 Pension Benefits
We have omitted the Pension Benefits table because it is inapplicable.

Hub Group, Inc.	42	2025 Proxy Statement

2024 Nonqualified Deferred Compensation
Information regarding each Named Executive officer’s participation in our DCP is included in the following table. The material terms of the plan are described after the table. Please also see “Perquisites and Other Compensation” in “Compensation Discussion and Analysis” above.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
D. Yeager	—	—	$311,187	$491,783	$3,442,578
P. Yeager	$34,000	$17,000	$109,200	—	$723,083
K. Beth	$34,000	$12,750	$21,105	—	$395,668
B. Alexander	$29,100	$14,550	$45,357	—	$241,326
T. LaFrance	—	—	$12,877	—	$62,556

1.	Executive contributions during 2024 are included in “Salary” in the Summary Compensation Table.
2.	Company contributions are included in “All Other Compensation” in 2024 in the Summary Compensation Table.
3.	These amounts are not reported in the Summary Compensation Table because they do not represent above-market or preferential earnings.
Pursuant to the DCP, participating employees can defer up to 50% of their base salary and up to 90% of their annual cash incentive. The DCP also includes a match by the Company. The match currently is equal to 50% of the first 6% of contributions to the plan with a maximum match equivalent to 3% of base salary. The match vests at the end of three years. The Company match, if vested, and earnings thereon are paid out seven months after separation from service in either a lump sum or over a period of up to ten years, at the employee’s election. The match is subject to forfeiture if the participant leaves the Company and goes to work for a competitor.
The DCP is funded and does not provide for a fixed rate of return. The amounts deferred or contributed to the DCP are credited to a liability account, which is then invested at the participant’s option in an account that mirrors the performance of a fund or funds selected by the Compensation Committee and reviewed by the Company’s Retirement Committee. The investment options that a participating employee may select track commonly available investment vehicles, including mutual funds, bond funds and money market funds. Each participating employee selects from a range of investment options. We then provide an investment return equal to the return from the selected investment options.
The employee’s contributions and earnings thereon are paid out upon separation from service or at a predetermined date and may be paid out in a lump sum or over a period of up to ten years.
Potential Payments Upon Termination or Change in Control
As required, in the following section we disclose the amount that would have been earned by our Named Executive Officers assuming a change in control or a termination due to death or disability on December 31, 2024.
Pursuant to their current award agreements under Long-Term Incentive Plans, time-based restricted stock granted to our Named Executive Officers would vest upon a change in control event. Time-based restricted stock awards also vest on death or disability, and may vest upon retirement (generally, the date of an executive’s termination for reasons other than due to death or disability or “for cause,” on or after the attainment of age 55, or age 50 plus 10 continuous years of service) in the discretion of the Compensation Committee. Performance-based restricted stock awards granted under the Company’s 2017 Long-Term Incentive Plan also may vest, in the discretion of the Compensation Committee, on death, disability, retirement, or a change in control event

Hub Group, Inc.	43	2025 Proxy Statement

(with or without regard to the satisfaction of the applicable performance measures). The Company’s 2022 Long-Term Incentive Plan provides that performance-based restricted stock awards shall vest on a change in control event or a termination due to death or disability at the greater of the target level of performance or the actual level of performance determined as of the date of the change in control. Additionally, our DCP provides for the vesting of the Company match and any earnings thereon upon a change in control or a termination due to death or disability. No Named Executive Officers would be entitled to receive any cash severance amounts or accelerated vesting of equity awards in connection with a termination of employment other than due to death or disability or, in the discretion of the Compensation Committee, upon retirement.

Name	Value of Restricted Stock(1)	Deferred Compensation	Total Payout Upon Change in Control, Death or Disability
D. Yeager	$8,947,441	$7,675	$8,955,116
P. Yeager	$8,701,591	$43,231	$8,744,822
K. Beth	$2,050,954	$22,897	$2,073,851
B. Alexander	$2,220,036	$30,512	$2,250,548
T. LaFrance	$2,435,863	—	$2,435,863

1.
See the table under “Outstanding Equity Awards at 2024 Fiscal Year-End” for restricted stock held by our Named Executive Officers as of December 31, 2024. The value of accelerated restricted stock reported in this column is computed by multiplying the number of shares by $44.56, which was the closing market price of one Class A Share on December 31, 2024, as reported by Nasdaq.

Definition of “Change in Control”
For purposes of the foregoing discussion, a change in control is defined under the Hub Group, Inc. 2022 Long-Term Incentive Plan as a change in the beneficial ownership of the Company’s Class A Shares or a change in the composition of the Board which occurs as follows: (i) Any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of Class A Shares representing 50 percent or more of the total voting power of the Class A Shares; or (ii) A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the Class A Shares, which has not been negotiated and approved by the Board and, for this purpose, the tender offer will be deemed to have occurred upon the closing of the offer if, upon such closing, the person (using the definition in subparagraph (i) above) making the offer owns or has accepted for payment Class A Shares with 25 percent or more of the total voting power of the Class A Shares. For purposes of the DCP, the definition of a change in control is defined as a change in control that would constitute a change in control event under Section 409A of the Code. The definition of change in control under the Company’s 2017 Long-Term Incentive Plan provides, with respect to clause (ii) of the change in control definition described above, that a change in control will occur only if a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the Class A Shares, which has not been negotiated and approved by the Board. In case of a tender offer described above, the change in control will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in subparagraph (i) above) making the offer owns or has accepted for payment Class A Shares with 25 percent or more of the total voting power of Class A Shares, or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Company’s stock when the offer terminates; or (iii) individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election. The varying definition of change in control between the 2022 Hub Group, Inc. Long-Term Incentive Plan and the 2017 Hub Group, Inc. Long-Term Incentive Plan has no effect on the amount of the payments set forth above.

Hub Group, Inc.	44	2025 Proxy Statement

Compensation Committee Interlocks and Insider Participation
Except as disclosed in “Transactions with Management and Others,” none of Mses. Boosalis, Dykstra and Ross or Messrs. Flannery Kenny, McNitt, Slark, and Yablon, each of whom was a member of our Compensation Committee during all of 2024: (1) was at any time during 2024 an officer or employee, or was at any time prior to 2024 an officer, of Hub Group or any of our subsidiaries; or (2) had any relationship requiring disclosure under Item 404 of Regulation S-K. Also, none of our executive officers serve, or in the past fiscal year have served, as a director or compensation committee (or equivalent committee) member of any entity that has an executive officer serving as a Hub Group director or Compensation Committee member.
Compensation Risk Considerations
The Compensation Committee has concluded that the risks created by our overall compensation program are not reasonably likely to have a material adverse effect on the Company.

Hub Group, Inc.	45	2025 Proxy Statement

Pay Versus Performance
The following table and supporting graphics below set out information about the relationship between “executive compensation actually paid” and certain financial performance measures of the Company for fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, as required under Item 402(v) of Regulation S-K. The information set forth below was not used by the Compensation Committee in setting compensation for our Named Executive Officers as set forth in the Summary Compensation Table.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(3) (d)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4) (e)	TSR(5) (f)	Peer Group TSR(6) (g)	Net Income (in 000s)(7) (h)	EBITDA as a Percent of Gross Margin(8) (i)
2024	$3,964,450	$4,606,408	$1,678,027	$1,876,218	$173.72	$171.24	$103,993	63.8%
2023	$2,609,274	$4,604,521	$1,503,824	$2,565,427	$179.22	$168.12	$167,528	70.6%
2022	$5,821,094	$6,165,035	$2,113,244	$2,348,334	$154.93	$140.02	$356,948	70.6%
2021	$5,724,633	$12,482,793	$2,011,784	$4,086,226	$164.21	$165.47	$171,474	61.5%
2020	$3,168,894	$4,190,394	$1,492,090	$1,901,498	$111.11	$130.86	$73,559	54.0%

1.
Reflects compensation amounts reported in the “Summary Compensation Table” for our principal executive officer (“PEO”), Phillip D. Yeager (in 2023 and 2024) and former CEO (and current Executive Chairman), David P. Yeager (in 2022, 2021 and 2020).

2.
“Compensation actually paid” to our PEO in 2024 reflects the amount set forth in column (b) of the table above, reconciled as set forth in the table below to the amount set forth in column (c) of the table above, as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For information regarding the decisions made by our Compensation Committee regarding the PEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Year	2024
PEO	P. Yeager
SCT Total Compensation	$3,964,450
Less: Stock award values reported in SCT for the Covered Year	$(2,400,342)
Plus: Year End Fair Value for Stock Awards Granted in the Covered Year	$3,235,505
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	$(172,962)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	$(20,243)
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year	—
Compensation Actually Paid	$4,606,408

Hub Group, Inc.	46	2025 Proxy Statement

Equity Valuations: Performance-based restricted share grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vest. Time-based restricted share grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each date of vest.
3.	Reflects compensation amounts reported in the “Summary Compensation Table” of the proxy statements reporting pay for the fiscal years covered in the table above for the following non-PEO NEOs:
2024: David P. Yeager, Kevin Beth, Brian D. Alexander, and Thomas P. LaFrance
2023: David P. Yeager, Geoffrey F. DeMartino, Brian D. Alexander, and Thomas P. LaFrance
2022: Phillip D. Yeager, Geoffrey F. DeMartino, Vincent Paperiello, and Thomas P. LaFrance
2021: Phillip D. Yeager, Geoffrey F. DeMartino, Vava R. Dimond, and Vincent Paperiello
2020: Phillip D. Yeager, Terri A. Pizzuto, Geoffrey F. DeMartino, Vava R. Dimond and Douglas G. Beck
4.
“Average compensation actually paid” to our non-PEO NEOs in 2024 reflects the amount set forth in column (d) of the table above, reconciled as set forth in the table below to the amount set forth in column (e) of the table above, as determined in accordance with SEC rules. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee regarding the non-PEO NEOs’ compensation for each fiscal year, please the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Year	2024 Average
Non-PEO NEOs	See Footnote 3 above
SCT Total Compensation	$1,678,027
Less: Stock award values reported in SCT for the Covered Year	$(850,220)
Plus: Year End Fair Value for Stock Awards Granted in the Covered Year	$1,146,041
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	$(87,572)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	$(10,058)
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year	—
Compensation Actually Paid	$1,876,218

Equity Valuations: Performance-based restricted share grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vest. Time-based restricted share grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each date of vest.
5.
For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the Company for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.

6.
For the relevant fiscal year, represents the cumulative TSR of the Nasdaq US Benchmark Industrial Transportation Index for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.

7.
Reflects “Net Income” in the company’s Consolidated Statements Income and Comprehensive Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.

8.	Company-selected Measure is EBITDA as a percent of gross margin, which is described below.
Relationship between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other Named Executive Officers in 2020, 2021, 2022, 2023 and 2024 to (1) TSR of both the Company and the Nasdaq US Benchmark Industrial Transportation Index, (2) the Company’s net income and (3) EBITDA as a percent of gross margin.

Hub Group, Inc.	47	2025 Proxy Statement

“Compensation actually paid,” as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. Compensation actually paid generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals.

Compensation Actually Paid vs. Hub and Nasdaq Transportation Index TSR
COMPENSATION ACTUALLY PAID
$15,000,000
$10,000,000
$5,000,000
$-
TSR
$200.00
$150.00
$100.00
$50.00
$0.00
2020
2021
2022
2023
2024
FISCAL YEAR
Hub CEO
Avg. Other Hub NEO
HUB TSR
Nasdaq Transportation Index TSR

Compensation Actually Paid vs. Net Income
COMPENSATION ACTUALLY PAID
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
NET INCOME (THOUSANDS)
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2020
2021
2022
2023
2024
FISCAL YEAR
Hub CEO
Avg. Other Hub NEO
Net Income

Hub Group, Inc.	48	2025 Proxy Statement

Compensation Actually Paid vs. EBITDA GM%
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
COMPENSATION ACTUALLY PAID
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
EBITDA % OF GM
2020
2021
2022
2023
2024
FISCAL YEAR
Hub CEO
Avg. Other Hub NEO
EBITDA GM%

Listed below are the financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our Named Executive Officers, for 2024, to Company performance.

Measure	Explanation
EBITDA as a percent of gross margin	A non-GAAP financial measure that consists of EBITDA (as defined below in this table) divided by Gross Margin (as defined below in this table)
Diluted EPS	Diluted Earnings per Share
EBITDA	A non-GAAP financial measure that consists of income from continuing operations before interest, income taxes, depreciation and amortization
Gross Margin	Revenue minus transportation costs
Operating income	Revenue minus transportation costs and costs and expenses

Hub Group, Inc.	49	2025 Proxy Statement

Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and our Chief Executive Officer (“CEO”). This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.
•	In 2024, the annual total compensation of the employee identified at median of our company (other than our CEO), was $73,745; and
•	the annual total compensation of the CEO during 2023 for purposes of determining the CEO Pay Ratio was $3,964,450, as set forth in the Summary Compensation Table.
Based on this information, for 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be 54 to 1.
When identifying the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” we examined our employee population as of December 31, 2024, utilizing the methodology and the material assumptions, adjustments, and estimates below:
•
our employee population for purposes of calculating the pay ratio disclosure was 5,898 after excluding, pursuant to SEC rules, 90 employees who work in Canada, Mexico or India, and employees who work for the EASO joint venture business, which the Company formed in 2024; and

•	the median employee’s annual total compensation was identified and calculated using the same methodology we use for our CEO as set forth in the 2024 Summary Compensation Table in this proxy statement.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Hub Group, Inc.	50	2025 Proxy Statement

Security Ownership
The following table sets forth the amount of Class A Shares and Class B Shares beneficially owned by the listed persons as of March 17, 2025. For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed. Percentage computations are based upon 60,691,372 Class A Shares and 574,903 Class B Shares, respectively, outstanding as of the Record Date. Beneficial ownership of Class B Shares is based on the stock ledger maintained by the Company as of the Record Date.

	Number
Name	Class A	Percentage	Class B	Percentage
David P. Yeager(1)	547,851	*%	351,748	61.2%
Phillip D. Yeager(2)	426,420	*	251,494	38.8%
Kevin Beth	67,350		—	—
Thomas P. LaFrance	36,939	*	—	—
Mary H. Boosalis	50,750	*	—	—
Lisa Dykstra	14,572	*	—	—
Michael E. Flannery	16,642	*	—	—
James C. Kenny	58,370	*	—	—
Peter B. McNitt	46,548	*	—	—
Jenell R. Ross	25,090	*	—	—
Martin P. Slark	240,066	*	—	—
Gary Yablon	28,212	*	—	—
All directors, nominees and executive officers (14 people)	1,558,810	2.6%	574,903	100%
BlackRock, Inc.(3)	9,469,241	15.6%	—	—
The Vanguard Group(4)	6,913,766	11.4%	—	—
Dimensional Fund Advisors LP(5)	4,951,516	8.2%	—	—
Victory Capital Management, Inc.(6)	3,171,502	5.2%	—	—

*	Represents less than 1% of the outstanding Class A Shares.
1.
Includes shares held by the Laura C. Yeager 2015 GST Trust, the Matthew D. Yeager 2015 GST Trust, the Phillip D. Yeager 2015 GST Trust, and the David P. Yeager NonExempt Trust Created under the Phillip C. Yeager 1994 Trust, and the Class B total also includes shares held by Phillip D. Yeager, Matthew D. Yeager, and Laura Y. Grusecki, to which David P. Yeager may be deemed to have shared voting discretion pursuant to a stockholders' agreement. The reporting person disclaims beneficial ownership of these shares and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities.

2.
Includes shares held by the DPY 2015 Exempt Children's Trust, the trustees of which are Phillip D. Yeager, Matthew D. Yeager and Laura Y. Grusecki, and the David P. Yeager 2020 Hub Exempt Trust, the trustees of which are Julia E. Yeager, Phillip D. Yeager, Matthew D. Yeager and Laura Y. Grusecki. Each of the trustees disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

3.	Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on November 8, 2024, by BlackRock, Inc.
4.	Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc.

Hub Group, Inc.	51	2025 Proxy Statement

5.	Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 9, 2024, by Dimensional Fund Advisors LP.
6.	Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on November 7, 2024, by Victory Capital Management, Inc.

Hub Group, Inc.	52	2025 Proxy Statement

Proposal 2
Advisory Vote to Approve Named
Executive Officer Compensation
In accordance with the SEC’s rules, we provide our stockholders with the opportunity to cast an advisory vote regarding the compensation paid to our Named Executive Officers as disclosed in the proxy statement. We submit this proposal for a non-binding vote on an annual basis. At our 2024 annual meeting of stockholders, our stockholders overwhelmingly approved the proposal, with over 98% of the votes cast voting in favor of the proposal. Accordingly, this year we again seek your advisory vote to approve the compensation of our Named Executive Officers as we have described in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the accompanying compensation tables and related narrative discussion in the “Executive Compensation” section of this Proxy Statement.
As discussed in detail in the “Compensation Discussion and Analysis” section above, the Compensation Committee actively oversees our executive compensation program, adopting changes to the program and awarding compensation as appropriate to reflect Hub Group’s circumstances and to promote the main objectives of the program. Our compensation programs are designed to attract, retain, and motivate persons with superior ability, to reward outstanding performance, and to align the long-term interests of our Named Executive Officers with those of our stockholders. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual and long-term goals and the realization of increased stockholder value. We firmly believe that the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
Our Board is asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement in accordance with SEC rules by voting for this proposal. Because your vote is advisory, it will not affect any compensation already paid or awarded to any officer nor will it be binding on or overrule any decisions of the Board or the Compensation Committee. Nevertheless, our Board and the Compensation Committee value our stockholders’ views and intend to consider the outcome of the vote, along with other relevant factors, when making future decisions regarding executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. This advisory vote is not a vote on the compensation of our Board, as described under “Director Compensation”, or on our compensation policies as they relate to risk management, as described under “Compensation Risk Considerations” in the “Executive Compensation” section above.
VOTE
The Board of Directors unanimously recommends a vote FOR Proposal 2.

Hub Group, Inc.	53	2025 Proxy Statement

Audit Committee Report
The Audit Committee of our Board of Directors has:
•	reviewed and discussed with management the Company’s annual audited financial statements for 2024;
•
discussed with EY, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communication with the Audit Committee concerning independence; and
•	discussed with EY its independence.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the December 31, 2024 audited financial statements be included in the Company’s Annual Report on Form 10-K for 2024 for filing with the SEC.
While the Audit Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit Committee does not have the duty to plan or conduct audits or to determine that Hub Group’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. Hub Group’s management and independent auditor have this responsibility.
This report has been furnished by the members of the Audit Committee:
Gary Yablon, Chairman
Mary H. Boosalis
Lisa Dykstra
Michael E. Flannery
James C. Kenny
Peter B. McNitt
Jenell R. Ross
Martin P. Slark
The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Hub Group filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Hub Group specifically incorporates this report by reference therein.

Hub Group, Inc.	54	2025 Proxy Statement

Proposal 3
Ratification of Appointment
of Auditors
The Board is asking our stockholders to ratify the Audit Committee’s appointment of EY as the Company’s independent registered public accounting firm for 2025. Although we are not required to obtain stockholder ratification of the selection of EY, our Board and Audit Committee believe that the selection of an independent registered public accounting firm is an important matter and in the best interests of stockholders.
Who is responsible for the selection of the independent auditor?
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor that is retained to audit our financial statements.
Was the Audit Committee involved in the lead audit partner selection process?
Yes. Prior to the selection of the current lead audit partner, the Chairman of the Audit Committee interviewed the lead audit partner candidates, and the Audit Committee discussed with management such candidates’ qualifications and experience.
Does the Audit Committee evaluate the independent auditor and the lead audit partner?
Yes. The Audit Committee annually evaluates the lead audit partner, as well as the independent auditor’s qualifications, performance, and independence. The evaluation, which includes the input of management, entails consideration of a broad range of factors, including the quality of services and sufficiency of resources that have been provided; the skills, knowledge, and experience of the firm and the audit team; the effectiveness and sufficiency of communications and interactions; independence and level of objectivity and professional skepticism; reasonableness of fees; and other factors.
Who has the Audit Committee selected as the independent registered public accounting firm?
After conducting the evaluation process discussed above, the Audit Committee selected EY as our independent auditor for 2025. EY has served in that capacity since October 2002. The Audit Committee and the Board of Directors believe that the continued retention of EY is in the best interests of Hub Group and our stockholders.
VOTE
The Board of Directors unanimously recommends a vote FOR Proposal 3.

Hub Group, Inc.	55	2025 Proxy Statement

Will representatives of Ernst & Young LLP attend the Annual Meeting?
Yes. Representatives of EY have been requested and are expected to attend the virtual Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to any appropriate questions submitted by stockholders.
What if stockholders do not ratify the appointment?
If the appointment of EY as our independent registered public accounting firm for 2025 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the 2025 appointment will stand, unless the Audit Committee finds other good reason to make a change.

Hub Group, Inc.	56	2025 Proxy Statement

Fees Paid to Auditors
The fees billed by EY in 2024 and 2023 for services provided to us were as follows:

	2024	2023
Audit Fees(1)	$3,110,000	$2,721,655
Audit-Related Fees(2)	$—	$195,000
Tax Fees(3)	$56,132	$56,596
All Other Fees	$—	$—
Total	$3,166,132	$2,973,251

1.
“Audit Fees” are the aggregate fees billed by EY for professional services rendered for the audit of the Company’s annual financial statements, audit of the effectiveness of the Company’s internal controls over financial reporting and review of the financial statements included in the Company’s quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements during 2024 and 2023.

2.
“Audit-Related Fees” are the aggregate fees billed by EY during for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included in the “audit fees” described above. The 2024 and 2023 Audit-Related Fees relate to acquisitions made by the Company, as well as assistance with financial due diligence for potential acquisitions.

3.	“Tax Fees” are the aggregate billed by EY during 2024 and 2023 for tax compliance, tax advice and tax planning.
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the Company’s independent auditors and has established pre-approval policies and procedures for such services. Permissible non-audit services are those allowed under SEC regulations. The Audit Committee may approve certain specific categories of permissible non-audit services within an aggregated budgeted dollar limit upon the opinion that such services will not impair the independence of the independent auditor. The Audit Committee must approve on a project-by-project basis any permissible non-audit services that do not fall within a pre-approved category, or pre-approved permissible non-audit services that exceed the previously approved fees. The Audit Committee’s Chairman (or any Audit Committee member if the Chairman is unavailable) may pre-approve such services between Audit Committee meetings and must report to the Committee at its next meeting with respect to all services so pre-approved. All services provided by EY during 2024 and 2023 were approved by the Audit Committee and were permissible under applicable laws and regulations and will continue to be pre-approved by the Audit Committee.

Hub Group, Inc.	57	2025 Proxy Statement

Stockholder Proposals for 2026 Annual Meeting
All stockholder proposals and notices discussed below must be mailed to Corporate Secretary, Hub Group, Inc., 2001 Hub Group Way, Oak Brook, Illinois 60523. Stockholder proposals and director nominations that are not included in our proxy materials will not be considered at any annual meeting of stockholders unless such proposals have complied with the requirements of our Bylaws.
Stockholder Proposals
Proposals of eligible stockholders that comply with Exchange Act Rule 14a-8 must be received in writing by the Corporate Secretary no later than December 4, 2025, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2026 Annual Meeting.
New Business at 2026 Annual Meeting
The Company anticipates that the 2026 Annual Meeting will be held in May 2026. If a stockholder desires to submit a proposal for consideration at the 2026 Annual Meeting, including nominations of persons for election to the Board, written notice of such stockholder’s intent to make such a proposal must be given and received by the Corporate Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 12, 2026 nor later than March 14, 2026. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2026 Annual Meeting and must set forth those items as required by our Bylaws. The presiding officer of the 2026 Annual Meeting will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2026 Annual Meeting will not be considered.
See “PROPOSAL 1: ELECTION OF DIRECTORS – Can stockholders recommend or nominate directors?” for further discussion of the requirements to recommend a candidate to our Nominating and Governance Committee or nominate a director for election by stockholders.
By order of the Board of Directors,

Thomas P. LaFrance
Chief Legal and Human Resources Officer and Corporate Secretary
Oak Brook, Illinois

April 3, 2025
Each stockholder, whether or not he or she expects to access the virtual Annual Meeting, is requested to please vote your proxy either by mail, telephone or over the Internet as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

Hub Group, Inc.	58	2025 Proxy Statement

Hub Group

HUB GROUP, INC.
C/O THOMAS P. LAFRANCE
2001 HUB GROUP WAY
OAK BROOK, IL 60523

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HUBG2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65670-P29576-Z89684

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUB GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David P. Yeager	06) Michael E. Flannery
02) Phillip D. Yeager	07) James C. Kenny
03) Peter B. McNitt	08) Jenell R. Ross
04) Mary H. Boosalis	09) Martin P. Slark
05) Lisa Dykstra	10) Gary Yablon

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Advisory vote to approve executive compensation.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as Hub Group's independent registered accounting firm for fiscal year 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V65671-P29576-Z89684

HUB GROUP, INC.
Annual Meeting of Shareholders
May 13, 2025 10:00 AM, CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Phillip D. Yeager and Thomas P. LaFrance, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HUB GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CDT on May 13, 2025, virtually at www.virtualshareholdermeeting.com/HUBG2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side